As filed with the U.S. Securities and Exchange Commission on April 30, 2010

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Colorado	XSUNX, INC.	84-134159
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	(I.R.S. Employer Identification No.)

Tom Djokovich
65 Enterprise		65 Enterprise
Aliso Viejo, California 92656		Aliso Viejo, California 92656
(949) 330-8060	3081	(949) 330-8060
(Address and Telephone Number of Principal Executive Office)	(Primary Standard Industrial Classification Code Number)	(Name, Address and Telephone Number of Agent for Service)

With copies to:
Clayton E. Parker, Esq.
John D. Owens III, Esq.
K&L Gates, LLP
200 S. Biscayne Boulevard, Suite 3900
Miami, Florida 33131
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, no par value per share	27,500,000	$0.14	$3,850,000	$274.50
TOTAL	27,500,000	$0.14	$3,850,000	$274.50

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling stockholder named in the prospectus.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the high and low prices as of April  27, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 30, 2010.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
XSUNX, INC.
27,500,000 Shares of Common Stock

This prospectus (“Prospectus”) relates to the sale of up to 27,500,000 shares of the common stock, no par value per share, of XsunX, Inc. (referred to herein as the “Company”, “XsunX”, or “we”, “us”, or “our”) by the “selling stockholder”, Lincoln Park Capital Fund, LLC.  Please refer to “Selling Stockholder” beginning on page 11.

The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by the Company.

Shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board (the “OTCBB”) during the term of this offering.  On April 21, 2010, the last reported sale price of our common stock was $0.15 per share.  Our common stock is quoted on the OTCBB under the symbol “XSNX”.  These prices will fluctuate based on the demand for the shares of our common stock and other factors.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.  Please refer to “Risk Factors” beginning on page 4 for a discussion of these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

The date of this Prospectus is ___________, ______

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
THE OFFERING	3
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	10
SELLING STOCKHOLDER	11
USE OF PROCEEDS	14
PLAN OF DISTRIBUTION	15
DESCRIPTION OF CAPITAL STOCK	16
DESCRIPTION	17
MANAGEMENT	24
PRINCIPAL STOCKHOLDERS	32
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	33
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS	37
LEGAL MATTERS	42
EXPERTS	43
AVAILABLE INFORMATION	43
FINANCIAL STATEMENTS OF XSUNX, INC.	44
PART II
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II - 1
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II - 1
RECENT SALES OF UNREGISTERED SECURITIES	II - 3
EXHIBITS	II - 6
UNDERTAKINGS	II - 7
SIGNATURES	II - 8

i

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes thereto included in this prospectus (the “Prospectus”).  You should read the entire Prospectus carefully, including “Risk Factors” and our financial statements and the notes thereto before making any investment decision.

Business Overview

XsunX, Inc. is a Colorado corporation formerly known as Sun River Mining Inc. (referred to herein as the “Company”, “XsunX”, or “we”, “us” or “our”).  The Company was originally incorporated on February 25, 1997. In the fiscal year ended September 30, 2009, we modified our previous business plans which were to directly establish a solar module manufacturing infrastructure.  We have re-focused our operations on the development of a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for us to establish a competitive advantage within the solar industry. Our current efforts are focused on developing the combination of highly developed thin film solar processes with state-of-the-art mature magnetic media thin film manufacturing technologies derived from the hard disc drive (HDD) industry in an effort to improve manufacturing output, increase cell efficiency and production yields, and lower costs for the production of high efficiency Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

It is our belief that by leveraging the manufacturing processes from the HDD industry and adapting them to thin-film CIGS solar technologies, we can reduce the cost per watt for solar power to well below $1 per watt, thereby making solar power a viable alternative in the energy field.  Furthermore, it is our belief that our expertise, experience and the proprietary technology we are developing in this area will allow us to seek joint ventures with larger companies thereby generating revenue streams through licensing fees and manufacturing royalties.

Re-Focused Plan of Operations

In late 2008, we began investigating the viability of small area CIGS thin film solar manufacturing technology that would employ the use of high rate thin film manufacturing techniques successfully used within the magnetic media industry to produce hard disc drives (HDD).  For decades, the HDD industry has had to continually improve manufacturing output, and production yields, to lower the costs for the production of high efficiency magnetic media. In January 2009, we began working directly with the HDD industry to validate the possibility of transitioning this manufacturing technology to the thin film photovoltaic (TFPV) industry and more specifically for the manufacture of CIGS solar cells.

In February, 2009,  with Intevac, Inc., a leading provider of magnetic media deposition equipment to the hard disk drive (HDD) industry, we began to collaborate in the development of techniques and equipment for the production of commercially marketable processes and equipment for the manufacture of CIGS thin-film solar cells on small area wafers similar in size to traditional crystalline silicon wafers of approximately 5” squares.  Through the successful combination of cross-industry specialties, we plan to develop a new breed of thin film photovoltaic (TFPV) manufacturing techniques to produce CIGS based thin-film solar cells.

About CIGS Thin Film Solar Devices

Copper Indium Gallium (di) Selenide (CIGS) exceeds all other thin film solar cell performance to date delivering nearly 20% conversions in laboratory environments. The Nation Renewable Energy Laboratories (NREL) believes that CIGS solar module efficiencies could easily match silicon performance while costing less to produce. It is this high efficiency low cost potential for CIGS, and its wide array of uses and applications, that provides the basis to drive the cost of energy production for alternative sources to unprecedented new lows. For this reason NREL views CIGS as a significant solar technology and supports continuous development and research efforts related to CIGS thin films.  We have found interest in our CIGS program at NREL and are working with NREL in an effort to establish a Cooperative Research and Development Agreement to assist in the future commercialization process.

We believe that through the successful combination of small area processing techniques with the high rate processing techniques developed within the hard disc media industry, overall factory yields (total watts of production per day) can be increased thereby resulting in lower production costs while still delivering the full energy and low cost potential that CIGS based devices can offer.

About Us

We are a Colorado corporation.  Our principal executive offices are located at 65 Enterprise, Aliso Viejo, California 92656. Our telephone number is (949) 330-8060.  Our website can be accessed at www.xsunx.com.

The Offering

This Prospectus relates to the sale of up to 27,500,000 shares of the common stock, no par value per share, of XsunX, Inc. by certain persons who are stockholders of the Company.  The selling stockholder is Lincoln Park Capital Fund, LLC (“LPC”).

On March 30, 2010, we entered into a purchase agreement (the “Purchase Agreement”) with LPC, whereby LPC agreed to purchase up to an aggregate of $5,000,000 of our common stock (the “Purchase Shares”).  Pursuant to the terms of the Purchase Agreement, LPC purchased an initial amount of $500,000 of Purchase Shares (5,000,000 Purchase Shares) from us, and in consideration for LPC entering into the Purchase Agreement we agreed to the issuance of up to 2,500,000 shares of common stock (the “Commitment Shares”) to LPC of which 1,250,000 have been issued to LPC.  Further, subject to our satisfaction of certain conditions, such as the effectiveness of a registration statement covering the shares under the Purchase Agreement, LPC agreed to buy more of the Purchase Shares at our  direction, at any time, in any amount up to $50,000 at a specified purchase price per share.  Also, pursuant to the terms of the Purchase Agreement, after the SEC has declared effective the registration statement, we will have the right, over a 25-month period, to sell the remaining Purchase Shares to LPC in amounts up to $500,000 per sale, subject to certain conditions as set forth in the Purchase Agreement, up to the aggregate commitment of $5,000,000.

Please refer to “Selling Stockholder” beginning on page 11.

The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. However, may receive up to $5,000,000 from LPC in connection with the initial sale of the Purchase Shares under the Purchase Agreement . Any proceeds from LPC that we receive under the Purchase Agreement will be used for working capital and general corporate purposes. All costs associated with this registration will be borne by the Company.

Shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board (the “OTCBB”) during the term of this offering.  On April 21, 2010, the last reported sale price of our common stock was $0.15 per share.  Our common stock is quoted on the OTCBB under the symbol “XSNX.OB”.  These prices will fluctuate based on the demand for the shares of our common stock.

Common Stock Offered	27,500,000 shares by the selling stockholder
Offering Price	Market price
Common Stock Currently Outstanding	208,484,641 shares as of April 29, 2010
Use of Proceeds	We will not receive any proceeds of the shares offered by the selling stockholders. See “Use of Proceeds” on page 14 herein.
Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 4 herein.
Over-the-Counter Bulletin Board Symbol	XSNX.OB

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. An investor should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline or we may be forced to cease operations.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future, as such we expect that we will need to obtain additional financing to continue to operate our business, including capital expenditures to complete the development of marketable thin film manufacturing technologies, and financing may be unavailable or available only on disadvantageous terms which could cause the Company to curtail its business operations and delay the execution of its business plan.

We are a development stage company and, to date, have not generated any significant revenues.  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the U.S., which contemplate our continuation as a going concern. Net loss for the years ended September 30, 2009 and 2008 was $10,634,133 and $4,058,952, respectively. Net cash used for operations was $2,862,327 and $2,695,476 for the years ended September 30, 2009 and 2008, respectively. From inception through September 30, 2009, we had an accumulated deficit of $31,709,202.  Our revenues have not been sufficient to sustain our operations and we expect that our revenues will not be sufficient to sustain our operations for the foreseeable future.  As such, we expect that we will continue to need significant financing to operate our business. Furthermore, there can be no assurance that additional financing will be available or that the terms of such additional financing, if available, will be acceptable to us. If additional financing is not available or not available on terms acceptable to us, our ability to fund our operations, complete the development of marketable technologies, develop a sales network, maintain our research and development efforts or otherwise respond to competitive pressures may be significantly impaired. We could also be forced to curtail our business operations, reduce our investments, decrease or eliminate capital expenditures and delay the execution of our business plan, including, without limitation, all aspects of our operations, which would have a material adverse affect on our business.  The items discussed above raise substantial doubt about our ability to continue as a going concern.  We cannot assure you that we can achieve or sustain profitability in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our product development can be completed, whether our products will achieve market acceptance and whether we obtain additional financing. We may not achieve our business objectives and the failure to achieve such goals would have a materially adverse impact on us.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock and our business.

We will require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse affect on our business.

Particularly, we may direct LPC to purchase up to an additional $4,500,000 worth of shares of our common stock over a 25 month period generally in amounts of up to $50,000 every 2 business days. However, LPC shall not have the right nor the obligation to purchase any shares of our common stock on any business day that the market price of our common stock is less than $0.08.    Assuming a purchase price of $0.15 per share (the closing sale price of the common stock on April 21, 2010) and the purchase by LPC of the 25,000,000 Purchase Shares being registered hereunder, proceeds to us would only be $3,750,000.

The extent that we rely on LPC as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources  such as through the sale of our products.  If obtaining sufficient funding from LPC were to prove unavailable or prohibitively dilutive and if we are unable to sell enough of our products, we may need to secure another source of funding in order to satisfy our working capital needs.  Even if we sell all $5,000,000 worth of common stock under the Purchase Agreement to LPC, we may still need additional capital to fully implement our business, operating and development plans.  Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

If future products based on technologies we are developing cannot be developed for manufacture and sold commercially or our products become obsolete or noncompetitive, we may be unable to recover our investments or achieve profitability which will have a materially adverse affect on our business.

There can be no assurance that our research and development efforts will be successful or that we will be able to develop commercial applications for our products and technologies. Further, the areas in which we are developing technologies and products are characterized by rapid and significant technological change. Rapid technological development may result in our products becoming obsolete or noncompetitive. If future products based on our technologies cannot be developed for manufacture and sold commercially or our products become obsolete or noncompetitive, we may be unable to recover our investments or achieve profitability. In addition, the commercialization schedule may be delayed if we experience delays in meeting development goals, if products based on our technologies exhibit technical defects, or if we are unable to meet cost or performance goals. In this event, potential purchasers of products based on our technologies may choose alternative technologies and any delays could allow potential competitors to gain market advantages.

There is no assurance that the market will accept our products once development has been completed which could have an adverse affect on our business.

There can be no assurance that products based on our technologies will be perceived as being superior to existing products or new products being developed by competing companies or that such products will otherwise be accepted by consumers. The market prices for products based on our technologies may exceed the prices of competitive products based on existing technologies or new products based on technologies currently under development by competitors. There can be no assurance that the prices of products based on our technologies will be perceived by consumers as cost-effective or that the prices of such products will be competitive with existing products or with other new products or technologies. If consumers do not accept products based on our technologies, we may be unable to recover our investments or achieve profitability.

 Other companies, many of which have greater resources than we have, may develop competing products or technologies which cause products based on our technologies to become noncompetitive which could have an adverse affect on our business.

We will be competing with firms, both domestic and foreign, that perform research and development, as well as firms that manufacture and sell solar products. In addition, we expect additional potential competitors to enter the markets for solar products in the future. Some of these current and potential competitors are among the largest industrial companies in the world with longer operating histories, greater name recognition, access to larger customer bases, well-established business organizations and product lines and significantly greater resources and research and development staff and facilities. There can be no assurance that one or more such companies will not succeed in developing technologies or products that will become available for commercial sale prior to our products, that will have performance superior to products based on our technologies or that would otherwise render our products noncompetitive. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

The loss of strategic relationships used in the development of our thin film manufacturing technologies and products could impede our ability to complete the development of our products and have a material adverse affect on our business.

We have established a plan of operations under which a portion of our operations rely on strategic relationships with third parties, to provide systems design, assembly and support. A loss of any of our third party relationships for any reason could cause us to experience difficulties in implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

We may suffer the loss of key personnel or may be unable to attract and retain qualified personnel to maintain and expand our business which could have a material adverse affect on our business.

Our success is highly dependent on the continued services of a limited number of skilled managers, scientists and technicians. The loss of any of these individuals could have a material adverse effect on us. In addition, our success will depend upon, among other factors, the recruitment and retention of additional highly skilled and experienced management and technical personnel. There can be no assurance that we will be able to retain existing employees or to attract and retain additional personnel on acceptable terms given the competition for such personnel in industrial, academic and nonprofit research sectors.

We may not be successful in protecting our intellectual property and proprietary rights and may be required to expend significant amounts of money and time in attempting to protect these rights. If we are unable to protect our intellectual property and proprietary rights, our competitive position in the market could suffer.

Our intellectual property consists of patents, trade secrets, and trade dress. Our success depends in part on our ability to obtain patents and maintain adequate protection of our other intellectual property for our technologies and products in the U.S. and in other countries. The laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the U.S., and many companies have encountered significant problems in protecting their proprietary rights in these foreign countries. These problems may be caused by, among other factors, a lack of rules and methods for defending intellectual property rights.

Our future commercial success requires us not to infringe on patents and proprietary rights of third parties, or breach any licenses or other agreements that we have entered into with respect to our technologies, products and businesses. The enforceability of patent positions cannot be predicted with certainty. We intend to apply for patents covering both our technologies and our products, if any, as we deem appropriate. Patents, if issued, may be challenged, invalidated or circumvented. There can be no assurance that no other relevant patents have been issued that could block our ability to obtain patents or to operate as we would like. Others may develop similar technologies or may duplicate technologies developed by us.

We are not currently a party to any litigation with respect to any of our patent positions or trade secrets. However, if we become involved in litigation or interference proceedings declared by the United States Patent and Trademark Office, or other intellectual property proceedings outside of the U.S., we might have to spend significant amounts of money to defend our intellectual property rights. If any of our competitors file patent applications or obtain patents that claim inventions or other rights also claimed by us, we may have to participate in interference proceedings declared by the relevant patent regulatory agency to determine priority of invention and our right to a patent of these inventions in the U.S. Even if the outcome is favorable, such proceedings might result in substantial costs to us, including, significant legal fees and other expenses, diversion of management time and disruption of our business. Even if successful on priority grounds, an interference proceeding may result in loss of claims based on patentability grounds raised in the interference proceeding. Uncertainties resulting from initiation and continuation of any patent or related litigation also might harm our ability to continue our research or to bring products to market.

An adverse ruling arising out of any intellectual property dispute, including an adverse decision as to the priority of our inventions would undercut or invalidate our intellectual property position. An adverse ruling also could subject us to significant liability for damages, prevent us from using certain processes or products, or require us to enter into royalty or licensing agreements with third parties. Furthermore, necessary licenses may not be available to us on satisfactory terms, or at all.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and such disclosure could hurt our competitive position in the market.

To protect our proprietary technologies and processes, we rely on trade secret protection as well as on formal legal devices such as patents. Although we have taken security measures to protect our trade secrets and other proprietary information, these measures may not provide adequate protection for such information. Our policy is to execute confidentiality and proprietary information agreements with each of our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not be disclosed to third parties. These agreements also generally provide that technology conceived by the individual in the course of rendering services to us shall be our exclusive property. Even though these agreements are in place there can be no assurances that that trade secrets and proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, or that we can fully protect our trade secrets and proprietary information. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position and cause our sales and operating results to decline as a result of increased competition. Costly and time-consuming litigation might be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection might adversely affect our ability to continue our research or bring products to market.

Downturns in general economic conditions could adversely affect our profitability.

Downturns in general economic conditions can cause fluctuations in demand for our products, product prices, volumes and margins. Future economic conditions may not be favorable to our industry. A decline in the demand for our products or a shift to lower-margin products due to deteriorating economic conditions could adversely affect sales of our intended products and our profitability and could also result in impairments of certain of our assets.

Our common stock is considered a “penny stock” and as a result, related broker-dealer requirements may hamper its trading and liquidity.

Our common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the common stock trades at a price less than $5.00 per share; (ii) the common stock is not traded on a “recognized” national exchange; (iii) the common stock is not quoted on the NASDAQ Stock Market, or (iv) the common stock is issued by a company with average revenues of less than $6.0 million for the past three (3) years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our common stock to investors, thus hampering its liquidity.

Section 15(g) and Rule 15g-2 require broker-dealers dealing in penny stocks to provide potential investors with documentation disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the documents before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any of our shares.

Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

The trading market in our common stock is limited and may cause volatility in the market price which may adversely affect stockholders’ ability to trade.

Our common stock is currently traded on a limited basis on the OTCBB. The OTCBB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market and the other national markets. Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain.

The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Thus, the market price for our common stock is subject to volatility and holders of common stock may be unable to resell their shares at or near their original purchase price or at any price. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Due to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.  Such restrictions could have a materially adverse affect on our business.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

 The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

Because we have a limited operating history with limited revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.  In recent years, the securities markets in the U.S. have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

RISKS RELATED TO THIS OFFERING

The sale of our common stock to LPC may cause dilution and the sale of the shares of common stock acquired by LPC could cause the price of our common stock to decline.

In connection with entering into the Purchase Agreement, we authorized the sale to LPC of up to 25,000,000 shares of our common stock of which LPC has already purchased 5,000,000 shares, and the issuance of up to 2,500,000 shares of common stock as a commitment fee of which 1,250,000 shares have been issued to LPC.  The number of shares ultimately offered for sale by LPC under this Prospectus is dependent upon the number of shares purchased by LPC under the agreement. The purchase price for the common stock to be sold to LPC pursuant to the Purchase Agreement will fluctuate based on the price of our common stock. All 27,500,000 shares registered in this offering are expected to be freely tradable.  It is anticipated that shares registered in this offering will be sold over a period of up to 25 months from the date of this Prospectus.  Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline.  We can elect to direct purchases in our sole discretion  but no sales may occur if the price of our common stock is below $0.08 and therefore, LPC may ultimately purchase all, some or none of the remaining 20,000,000 Purchase Shares registered in this offering (Such 20,000,000 Purchase Shares not including the 1,250,000 pro rata Commitment Shares that may be issued under the Purchase Agreement, as described in “Selling Stockholder” on page 11.)  After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to LPC by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.  However, we have the right to control the timing and amount of any sales of our shares to LPC and the agreement may be terminated by us at any time at our discretion without any cost to us.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

The price in this offering will fluctuate based on the prevailing market price of our common stock on the OTCBB.  Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The market price of our common stock is highly volatile.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our common stock.  In addition, potential dilutive effects of future sales of shares of common stock by stockholders and by the Company, including the selling stockholder pursuant to this Prospectus, and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the market price of our shares.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may”, “should”, “expect”, “anticipate”, “estimate”, “believe”, “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business”, as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

SELLING STOCKHOLDER

The following table presents information regarding our selling stockholder, Lincoln Park Capital, LLC (“LPC”), who intends to sell up to 27,500,000 shares of our common stock.  The following table presents information regarding the selling stockholder.  Neither the selling  stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us at any time.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering	Shares to be Sold in the Offering Assuming The Company Issues The Maximum Number of Shares Under the Purchase Agreement	Percentage of Outstanding Shares Beneficially Owned After Offering
Lincoln Park Capital Fund, LLC (1)	6,250,000(2)	0.03%(2)	27,500,000	0.00%(2)

(1)
Josh Scheinfeld and Jonathan Cope, the principals of LPC, are deemed to be beneficial owners of all of the shares of common stock owned by LPC. Messrs. Scheinfeld and Cope have shared voting and disposition power over the shares being offered under this Prospectus.

(2)
6,250,000 shares of our common stock have been previously acquired by LPC under the Purchase Agreement, consisting of 5,000,000 shares purchased by LPC and 1,250,000 shares we issued to LPC as a commitment fee.  We may at our discretion elect to issue to LPC up to an additional 21,250,000 shares of our common stock and such shares are not included in determining the percentage of shares beneficially owned before the offering.

Transaction with LPC

On March 30, 2010 (the “Closing Date”), we entered into the Purchase Agreement with LPC, whereby LPC agreed to purchase up to an aggregate of $5,000,000 of our common stock (the “Purchase Shares”).  Pursuant to the terms of the Purchase Agreement, on the Closing Date, LPC purchased an initial amount of $500,000 of Purchase Shares (5,000,000 Purchase Shares) from the Company. Further, subject to the Company’s satisfaction of certain conditions, such as the effectiveness of a registration statement in connection with this Prospectus (the “Registration Statement”) covering the Purchase Shares and Commitment Shares (as defined below), LPC agreed to buy more of the Purchase Shares at our direction, at any time, in any amount up to $50,000 at the Purchase Price per share on the Purchase Date, as such terms are defined by the Purchase Agreement.  Also, pursuant to the terms of the Purchase Agreement, after the U.S. Securities and Exchange Commission (the “SEC”) has declared effective the Registration Statement, we will have the right, over a 25-month period, to sell the remaining Purchase Shares to LPC in amounts up to $500,000 per sale, subject to certain conditions as set forth in the Purchase Agreement, up to the aggregate commitment of $5,000,000.

The Purchase Agreement does not set any upper limits with respect to the price that LPC may pay to purchase the Purchase Shares. The purchase price of the remaining $4,500,000 of Purchase Shares will be based on the prevailing market prices of our common stock at the time of such purchases without any fixed discount, and we will control the timing and amount of any sales of Purchase Shares to LPC.  Pursuant to the terms of the Purchase Agreement, LPC shall not have the right or the obligation to purchase any Purchase Shares on any business day that the price of common stock is below $0.08.

Pursuant to the terms of the Purchase Agreement, we issued to LPC 1,250,000 shares of our common stock as a commitment fee in consideration of LPC entering into the Purchase Agreement, and the Company agreed to issue an equivalent amount of shares of common stock pro rata as LPC purchases the remaining $4,500,000 (such shares, collectively, the “Commitment Shares”). The Purchase Agreement may be terminated by us at any time at our discretion without any cost to the Company.  Except for a limitation on variable priced financings, there are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the Purchase Agreement.  The proceeds received by us under the Purchase Agreement are expected to be used in the development of thin film manufacturing equipment and technologies, general and administrative costs, and general working capital.

Also on the Closing Date, we entered into a registration rights agreement with LPC (the “Registration Rights Agreement”) whereby we agreed to file the Registration Statement with the SEC within 25 business days of the Closing Date.

Events of Default

Generally, LPC may terminate the Purchase Agreement without any liability or payment to us upon the occurrence of any of the following events of default:

•           the effectiveness of the Registration Statement of which this Prospectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to LPC for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

•           suspension by our principal market of our common stock from trading for a period of three (3) consecutive business days;

•           the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the NYSE AMEX;

•           the transfer agent’s failure for five (5) business days to issue to LPC shares of our common stock which LPC is entitled to under the Purchase Agreement;

•           any material breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which has or which could have a material adverse effect on us subject to a cure period of five (5) business days; or

•           any participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•           a material adverse change in our business.

Our Termination Rights Under the Purchase Agreement

We have the unconditional right at any time for any reason to give notice to LPC terminating the Purchase Agreement without any cost to us.

No Short-Selling or Hedging by LPC

LPC has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 27,500,000 shares registered in this offering are expected to be freely tradable.  It is anticipated that shares registered in this offering will be sold over a period of up to 25 months from the date of this Prospectus.  The sale by LPC of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.  LPC may ultimately purchase all, some or none of the remaining 20,000,000 Purchase Shares registered in this offering; such 20,000,000 Purchase Shares exclusive of 1,250,000 pro rata Commitment Shares that may be issued under the Purchase Agreement.  After it has acquired such shares, it may sell all, some or none of such shares.  Therefore, sales to LPC by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to LPC and the agreement may be terminated by us at any time at our discretion without any cost to us.

In connection with entering into the Purchase Agreement, we authorized the sale to LPC of up to 25,000,000 shares of our common stock exclusive of the 1,250,000 Commitment Shares issued and the 1,250,000 Commitment Shares that may be issued and are part of this offering.  We will sell no more than 25,000,000 shares to LPC under the Purchase Agreement all of which are included in this offering.  We have the right to terminate the agreement without any payment or liability to LPC at any time, including in the event that all $5,000,000 is sold to LPC under the Purchase Agreement.   The number of shares ultimately offered for sale by LPC under this Prospectus is dependent upon the number of shares purchased by LPC under the Purchase Agreement.  The following table sets forth the amount of proceeds we would receive from LPC from the sale of shares at varying purchase prices:

Assumed Average Purchase Price	Number of Shares to be Issued if Full Purchase	Percentage of Outstanding Shares After Giving Effect to the Issuance to LPC(1)	Proceeds from the Sale of Shares to LPC Under the Purchase Agreement
$0.084(2)	25,444,444	10.88%	$2,100,000
$0.10	25,555,556	10.92%	$2,500,000
$0.15[3]	25,902,778	11.05%	$3,750,000
$0.20	26,250,000	11.18%	$5,000,000
$0.30	17,916,667	7.91%	$5,000,000
$0.40	13,750,000	6.19%	$5,000,000
$0.50	11,250,000	5.12%	$5,000,000

____________________

(1)           The denominator is based on 208,484,641shares outstanding as of April 29, 2010, which includes the 6,250,000 shares previously issued to LPC, and the number of shares set forth in the adjacent column which includes the commitment fee issued pro rata as up to $4,500,000 of our stock is purchased by LPC.  The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(2)           Under the Purchase Agreement the Company may not sell and LPC cannot purchase any shares in the event the price of our stock below $0.08.

(3)           Closing sale price of our shares on April 21, 2010.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholder.  We will receive no proceeds from the sale of shares of common stock in this offering.  However, we may receive proceeds up to $5,000,000 from LPC in connection with the initial sale of the Purchase Shares under the Purchase Agreement. As of April 29, 2010, we have received $500,000 from LPC under the Purchase Agreement.  Any proceeds from LPC that we receive under the Purchase Agreement will be used for our working capital and general corporate purposes.

PLAN OF DISTRIBUTION

The common stock offered by this Prospectus is being offered by LPC, the selling shareholder.  The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

LPC is an “underwriter” within the meaning of the Securities Act of 1933, as amended (“Securities Act”).

Neither we nor LPC can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between LPC, any other  shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of common stock offered by this Prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public other than commissions or discounts of underwriters, broker-dealers, or agents.  We have also agreed to indemnify LPC and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

LPC and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

We have advised LPC that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by LPC.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a no par value and 50,000,000 shares of preferred stock at a par value of $0.01 per share (“Preferred Stock”). There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in our control.

Common Stock

As of April 29, 2010, 208,484,641 shares of common stock are issued and outstanding and held by approximately 288 stockholders. Holders of our common stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Although there are no provisions in our charter or bylaws that may delay, defer or prevent a change in control, we are authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that our Board of Directors (the “Board”), in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of Preferred Stock.  Dividends on the Preferred Stock may be declared from time to time by our Board.  The preferred shares are entitled to a preference over holders of our common stock equal to the par value of the shares of Preferred Stock held, plus any unpaid dividends declared.  As of April 29, 2010, no shares of Preferred Stock had been issued.

Dividends

We have not declared or paid any cash dividends on our common stock and do not anticipate paying dividends for the foreseeable future.

DESCRIPTION OF BUSINESS

Company history

We are a Colorado corporation formerly known as Sun River Mining Inc.  The Company was originally incorporated in Colorado on February 25, 1997. Effective September 24, 2003, we completed a Plan of Reorganization and Asset Purchase Agreement (the “Plan”).

Pursuant to the Plan, we acquired the following three patents from Xoptix, Inc., a California corporation, for Seventy Million (70,000,000) shares of common stock (post reverse split one for twenty): No. 6,180,871 for Transparent Solar Cell and Method of Fabrication (Device), granted on January 30, 2001; No. 6,320,117 for Transparent Solar Cell and Method of Fabrication (Method of Fabrication), granted on November 20, 2001; and No. 6,509,204 for Transparent Solar Cell and Method of Fabrication (formed with a Schottky barrier diode and method of its manufacture), granted on January 21, 2003.

Business overview

In the fiscal year ended September 30, 2009, we modified our previous business plans which were to directly establish a solar module manufacturing infrastructure. We have re-focused our operations on the development of a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for us to establish a competitive advantage within the solar industry. Our current efforts are focused on developing the combination of highly developed thin film solar processes with state-of-the-art mature magnetic media thin film manufacturing technologies derived from the hard disc drive (HDD) industry in an effort to improve manufacturing output, increase cell efficiency and production yields, and lower costs for the production of high efficiency Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

It is our belief that by leveraging the manufacturing processes from the HDD industry and adapting them to thin-film CIGS solar technologies, we can reduce the cost per watt for solar power to well below $1 per watt, thereby making solar power a viable alternative in the energy field.  Furthermore, it is our belief that our expertise, experience and the proprietary technology we are developing in this area will allow us to seek joint ventures with larger companies thereby generating revenue streams through licensing fees and manufacturing royalties.

Re-focused plan of operations

In late 2008, we began investigating the viability of small area CIGS thin film solar manufacturing technology that would employ the use of high rate thin film manufacturing techniques successfully used within the magnetic media industry to produce hard disc drives (HDD).  For decades, the HDD industry has had to continually improve manufacturing output, and production yields, to lower the costs for the production of high efficiency magnetic media. In January 2009, we began working directly with the HDD industry to validate the possibility of transitioning this manufacturing technology to the thin film photovoltaic (TFPV) industry and more specifically for the manufacture of CIGS solar cells.

            In February, 2009,  with Intevac, Inc., a leading provider of magnetic media deposition equipment to the hard disk drive (HDD) industry, we began to collaborate in the development of techniques and equipment for the production of commercially marketable processes and equipment for the manufacture of CIGS thin-film solar cells on small area wafers similar in size to traditional crystalline silicon wafers of approximately 5” squares.  Through the successful combination of cross-industry specialties, we plan to develop a new breed of thin film photovoltaic (TFPV) manufacturing techniques to produce CIGS based thin-film solar cells.

About CIGS thin film solar devices

Copper Indium Gallium (di) Selenide (CIGS) exceeds all other thin film solar cell performance to date delivering nearly 20% conversions in laboratory environments. The Nation Renewable Energy Laboratories (NREL) believes that CIGS solar module efficiencies could easily match silicon performance while costing less to produce. It is this high efficiency low cost potential for CIGS, and its wide array of uses and applications, that provides the basis to drive the cost of energy production for alternative sources to unprecedented new lows. For this reason NREL views CIGS as a significant solar technology and supports continuous development and research efforts related to CIGS thin films.  We have found interest in our CIGS program at NREL and are working with NREL in an effort to establish a Cooperative Research and Development Agreement to assist in the commercialization process.

We believe that through the successful combination of small area processing techniques with the high rate processing techniques developed within the hard disc media industry, overall factory yields (total watts of production per day) can be increased thereby resulting in lower production costs while still delivering the full energy and low cost potential that CIGS based devices can offer.

Plan of operations

For the fiscal year ending September 30, 2010, we developed a plan of operations based upon three significant management implementations which began in the 2009 fiscal year.  The first is cost-cutting measures, including the closure of the proposed Oregon solar module manufacturing facility which was under assembly, layoff of staff employed under efforts to establish the Oregon facility, and an across the board reduction to salaries, with the intended goal of reducing operating expenses not directly related to the development of new technologies under our revised plans. The second was a modified sales strategy.  Rather than operate under a direct manufacturing business model, we plan to develop joint-ventures with pre-existing semi-conductor companies that management believes may be capable and prepared to invest in the green energy market.  Lastly, we have re-focused operations on the development of a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for us to establish a competitive advantage within the industry. In furtherance of these efforts we have begun the development of a hybrid manufacturing system combining certain technologies derived from the magnetic media manufacturing industry with manufacturing techniques for thin film solar to produce high efficiency Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

Our current Plan of Operations, based upon the aforementioned activities, commits $1.65 million for general, administrative and working capital under a phase one plan necessary to prove and prepare the commercial viability of the new thin film CIGS manufacturing systems we are developing. Once we have completed our initial development efforts and proven the commercial viability of these new manufacturing technologies we plan to launch the second phase of our business plan by establishing a pilot production system for marketing and sales efforts, continued process improvement, and general business development efforts related to the commercialization of our proposed new CIGS manufacturing technology.

The Company may change any or all of the budget categories in the execution of its business attempts. None of the items is to be considered fixed or unchangeable.

Management believes the summary data and audit presented herein is a fair presentation of the Company’s results of operations for the periods presented. Due to the Company’s change in primary business focus and new business opportunities these historical results may not necessarily be indicative of results to be expected for any future period. As such, future results of the Company may differ significantly from previous periods.

CIGS: Current Manufacturing Limitations

Current techniques for the production of CIGS thin films do not leverage stationary small area, high rate, production technologies which allow for the precise control of thin film properties. Development and production of CIGS, and many other thin films like amorphous silicon (a-Si), have focused on the use of large area substrates or continuous moving roll-to-roll deposition methods often in excess of one meter wide or square. While CIGS holds the record for best thin film cell performance at nearly 20% in smaller area devices, scaling these laboratory results to large area devices have proved costly and difficult, resulting in much lower product efficiencies.

A number of manufacturers of CIGS today use large area or continuously moving roll-to- roll substrates in an effort to mass produce solar absorbing material and then cut these larger areas of solar absorbing material up into smaller wafer sized pieces for use in solar module assemblies. They sacrifice quality for quantity and the net results are products that deliver only fractions of the CIGS potential. Others employ manufacturing techniques that to date have yet to deliver the potential for low cost and high efficiency CIGS solar cells. Typically most commercially produced CIGS solar cells provide between 8% to 10% conversion efficiencies which leaves virtually 100% of the potential efficiencies untapped.

Rapid small area processing vs. large panel processing

Traditional economies-of-scale theory dictates that large panel processing decreases costs. Large volumes or output are achieved with each batch or panel that comes off a line.  This is particularly true for amorphous silicon (a-Si) where 10 to 50  one meter or larger square panels can be simultaneously processed is a single large batch system.  However, the goal of discreet or single cell processing is to achieve similar production volumes but through speed and the simultaneous use of multiple small area deposition zones.  We believe that the benefits of rapid single cell processing over large panel processing include.

•
Factory Floor Print:  Large format panels require floor space and while real estate is less expensive than in the past the cost can still be significant.  In contrast single cell processing can be conducted in a facility that is significantly smaller.  Additionally much of the cost of a large facility is the recurring monthly utility bill which amplifies the problem.  The cost of a large facility becomes even larger if clean rooms are required.

•
Product Acceptability:  CIGS is deposited in a substrate configuration and must have a top glass cover to achieve UL, IEC, and TUV certifications.  The top glass cover helps to provide durability necessary to provide a 20-30 year lifetime typical for the solar industry.  The single cells that are strung together can use a single tempered top glass  cover and a thin moisture barrier back sheet (similar to a silicon solar cell panel).  Not only is handling of the back sheet easier in production the resulting solar module can be up to ~1/2 the weight of thin films that utilize a glass cover for both sides of the solar module.

•
Scrap: With large format processing, if there is a problem during processing the entire panel is scrapped leading to significant loss of production potential. As a result scraping is a significant problem for large format monolithically integrated solar panels. For a single cell with an area of approximately twenty five square inches (for the 125mm  pseudo square), a processing problem results in scraping only about 1.45 Watts of product.

•
Breakage:  Silicon solar cells are very thin and fragile. This leads to losses resulting from breakage during manufacture and assembly. Our proposed CIGS cell deposition is done on stainless steel wafers.  Stainless does not break.

•
Large Defects:  A large defect for large area deposition anywhere on the panel will require the entire panel to be scrapped because that defect will ‘drag’ the rest of the panel to virtually zero output.  For single cell production the cell that encountered the defect can simply be removed during cell testing and performance sorting.

•
Small Defects or Composition Variation:  For a large area substrate, statistically there are more small area defects and compositional variations. These defects and compositional variations can cause slightly different performance from cell to cell across the large format monolithically integrated panel.  The result is the entire panel is ‘drug’ down to the lowest current cell.  For single cell processing, each cell is tested and binned (or sorted) according to efficiency and current prior to assembly thereby resulting in a more efficient use of a factories potential production capacities.

•
Process Control:  While all of the above are significant factors to consider when comparing large area to small area production, large area process control quite possibly could be the biggest differentiating feature between large monolithically integrated panels.  Control of the manufacturing process over a large area, even with well controlled process such as sputtering has shown significant challenges.

CIGS Experience

Our staff experience includes nearly 15 years of thin film and CIGS experience in successful technology development, equipment design, and production of several million square feet CIGS products in a commercial production setting.  Our Chief Technology Officer has worked side by side with leading researchers at NREL and in fact shares an R&D 100 award with NREL staff for efforts related to CIGS technology development.

Our resident XsunX thin film CIGS technologists and manufacturing experts are working jointly with a leading producer of manufacturing equipment utilized in the hard disc market to create a unique process of coupling small area deposition (approximately 5X5 inch squares), material control, and material transport technologies from the disk drive industry for use in the production of thin film CIGS solar cells. We are combining the expertise and years of technological improvements derived from the sophisticated hard disc drive manufacturing industry with XsunX staff experience in the thin film industry.

CIGS: Strategy and Differentiation

The XsunX approach is to capitalize on past commercialization experience of CIGS and to combine this experience with smaller area deposition within high rate hard disk drive (HDD) equipment. It is anticipated that the combination of these two principals will lead to solar conversion efficiency approaching that achieved in laboratories as well as achieving high yield and high throughput, similar to the HDD industry.

We are adapting sophisticated high rate production tools from the disk drive industry with process knowledge from the CIGS and thin film industry.  By maintaining a relatively small deposition area, we believe reduces a significant challenge that has faced the CIGS industry in the past: maintaining cell performance while scaling production.

We believe that key advantages to the adaptation of high rate HDD technologies to CIGS thin film manufacture include:

▪	The Ability to leverage previous Commercialization Experience Developed for CIGS Thin Films and the HDD Industry
•	Not starting from “Scratch”
•	Lower cost re-tooling of existing systems
•	Maximizing:
	✓	Pre-existing Equipment Designs to Speed Development
✓	Proven High Rate Hard Disk Drive Mass Material and Process Control Techniques
✓	Small Area Process Controls to Improve Thin Film Quality
✓	Reducing Time to Market Through the Use of Development Systems Sized to Match Commercial Production Systems – No Need to Scale System Architecture to Achieve Commercial Production

Applications for thin film CIGS solar cells

We believe that high efficiency flexible CIGS solar cells provide an immense opportunity for use in multiple market segments. The modular format of single thin film CIGS solar cells offers an opportunity to become the solar building blocks for a wide variety of applications including:

▪	Replacing Existing Silicon Wafers: A virtual drop in replacement for expensive and unpredictable silicon wafer costs. We believe this is a vast market opportunity to replace aging technology.

▪
Utility Scale Solar Fields: Due to the modular building block aspect of using wafers solar module size and power output can be tailored to deliver the needs of any size solar farm or application. The constraints of monolithic thin film technology no longer limit panel size.

▪	BIPV Products: High performance thin film flexible CIGS wafers can be designed into an array of building products including roofing materials, building facades, and glass.

▪	Residential Markets: Unlike lower performance thin film solutions, high performance CIGS modules deliver the energy density necessary to make residential applications economical.

▪
Consumer Products: A growing array of consumer products from hand held devices to vehicles and gadgets of all types have begun to integrate solar. Thin film CIGS wafers can be sized to meet the needs of these rapidly growing market segments.

Research and development

During the fiscal year ended September 30, 2009, we spent $358,884 on research and development activities. During the year ended September 30, 2008, the Company recovered $40,590 previously spent on research and development activities.

Sales and marketing

We have developed and have begun to implement a plan to offer technology licenses for joint venture manufacturing opportunities for regional well funded, manufacturing partners in a number of industry sectors. To date we have focused primarily on semiconductor and solar companies.  Although we focused on the development of solar technology and products, we are not a systems or a machine manufacturer. Our plan is to license technology we develop that provides for a complete front end CIGS solar cell manufacturing process, and if required by the licensee, a back end process to convert the CIGS solar cells into solar modules. We have and intend to continue to develop relationships with equipment manufacturers that can build systems to our specifications thereby allowing us to offer turn-key manufacturing solutions to enable our joint venture companies to manufacturer CIGS small area cells quickly and inexpensively.

We anticipate that at the conclusion of the development of our CIGS technology, that we will generate revenue from an array of services and license fees from manufacturers that utilize our technologies. These revenue fees may include inception license fees and royalty streams based upon the efficiencies of our unique CIGS technology, guidance for the conversion of new or existing facilities, production line equipment and systems design and markups, training and implementation, as well as R&D support, and product reliability expertise.

Intellectual property

We plan to market license opportunities for our technology and not directly manufacture the solar technologies and related products that may employ the use of our thin film technologies. This business model requires that we develop and maintain intellectual property that includes both patented and proprietary technologies. We have licensed certain patented and patent pending technologies, and we are developing with the intent to file for patent protection certain other thin film manufacturing technologies. The following is an outline of certain patents and technologies we have acquired, licensed, or are developing:

In September 2003, we were assigned the rights to three patents as part of an Asset Purchase Agreement with Xoptix Inc., a California corporation. The patents acquired were No. 6,180,871 for Transparent Solar Cell and Method of Fabrication (Device), granted on January 30, 2001; No. 6,320,117 for Transparent Solar Cell and Method of Fabrication (Method of Fabrication), granted on November 20, 2001; and No. 6,509,204 for Transparent Solar Cell and Method of Fabrication (formed with a Schottky barrier diode and method of its manufacture), granted on January 21, 2003. We are not currently contemplating the use of these patents in the development of our proposed new thin film CIGS manufacturing technology.

In May 2008, we licensed certain patented and patent-pending technologies from MVSystems, Inc. providing us a worldwide, non-exclusive, royalty-free, irrevocable, fully-paid up right and license, with the right to sublicense the following patents and patent application and any reissues, re-examinations, divisionals, continuations and extensions thereof: (a) U.S. Patent No. 6,488,777 B2; (b) U.S. Patent No. 6,258,408 B1; and (c) U.S. Patent App. No. 10/905,545 (Pub. No. US 2005/0150542 A1) (together, the “Patents”).  The license limits us to the use of the Patents for the development by XsunX of commercial-grade (i.e. .., web width 30 cm or more and nominal output exceeding 1 megawatt/year based on 1 shift operation) solar cells, photovoltaic technologies, solar cell panels and methods of manufacture. The license grants us exclusive ownership of any improvements made by us to the licensed patents. In April 2009 the Company received notice from MVSystems that U.S. Patent App. No. 10/905,545 (Pub. No. US 2005/0150542 A1) application referenced above had been rejected by the US Patent Office for various deficiencies. In August 2009 MVSystems notified the Company that it had amended its application and re-filed the amended patent application with the U.S Patent Office. On January 22, 2010, the Company received notification from MVSystems that the above referenced patent application had again been rejected by the Untied States Patent Office and that MVSystems had elected to abandon the above referenced patent application. By prior agreement, the Company has assumed all rights of MVS to prosecute or maintain the referenced patent application, and the Company continues to hold related contractual rights and claims against MVSystems, Inc.  We are not currently contemplating the use of these patents, or patent applications, in the development of our proposed new thin film CIGS manufacturing technology.

In the fiscal year ended September 30, 2009, we began the development of process technology and engineering efforts to adapt certain manufacturing technologies and systems utilized in the production of magnetic media for use to manufacture discreet (individual) thin film solar cells. As we continue to develop these new technologies, we may actively seek patent protection for certain aspects related to methods and apparatus we develop. We can give no assurance that any such patent(s) will be granted for any process and manufacturing technology that we may develop individually or in conjunction with third parties.

We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. We have not been subject to any intellectual property claims.

Government Contracts

We do not have any government contracts at this time.

Competitive Conditions

A number of thin film solar cell technologies have and are being developed by other companies. Such technologies include amorphous silicon, cadmium telluride, copper-indium-gallium-selenide (CIGS), and copper indium diselenide as well as advanced concepts in thin film crystalline silicon, and the use of organic materials. Given the benefit of time, investment, and advances in manufacturing technologies any of these competing technologies may be offered in formats delivering power similar or greater to technologies developed that may be developed by us, and they may also achieve manufacturing costs per watt lower than cost per watt to manufacture technologies developed by us.

In accessing the principal competitive factors in the market for solar electric power products, we use price per watt, stability and reliability, conversion efficiency, diversity in use applications, and other performance metrics such as scalability of manufacturing processes and the ability to adapt new technologies into cell designs and the manufacturing process without antiquation of existing infrastructure. If we do not compete successfully with respect to these or other factors, it could materially and adversely affect our business, results of operations, and financial condition.

A number of large companies are actively engaged in the development, manufacturing and marketing of solar electric power products. The seven largest TFPV cell suppliers are Q-Cells, Shell Solar, Sharp Corporation, BP Solar, Kyocera Corporation, First Solar, and Energy Conversion Devices, which together supply the significant portion of the current TFPV market. All of these companies have greater resources to devote to research, development, manufacturing and marketing than we do.

Other competitive factors lie in the current use of other clean, renewable energy technologies such as wind, ocean thermal, ocean tidal, and geo-thermal power sources and conventional fossil fuel based technologies for the production of electricity. We expect our primary competition will be within the solar cell marketplace itself. Barriers to entering the solar cell manufacturing industry include the technical know-how required to produce solar cells that maintain acceptable efficiency rates, the design of efficient and scalable manufacturing processes, and access to necessary manufacturing infrastructure.

Compliance with Environmental Laws and Regulations

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. Compliance with these regulations by us has required that we retain the use of consulting firms to assist in the engineering and design of systems related to equipment operations, management of industrial gas storage and delivery systems, and occupancy fire and safety construction standards to deal with emergency conditions. We do not anticipate that these costs will have a material effect on the our operations or competitive position, and the cost of such compliance has not been material.  We are unable to assess or predict at this time what effect additional regulations or legislation could have on its activities.

Employees and Consultants

As of September 30, 2009 we had 5 full-time employees. This represents a decrease of 5 employees since September 30, 2008.  We also engage consultants to perform specific functions that otherwise would require an employee. We have not experienced any work stoppages and we consider relations with our employees to be good.

 Available Information

Our website address is www.xsunx.com. We make available on our website access to our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that we have filed with the SEC.

Properties

We own no real property.  However, we lease facilities in Golden, Colorado and Aliso Viejo, California as described below.

California Corporate Office Lease

Effective April 1, 2009, we reduced our leased facilities at its Aliso Viejo, CA offices by approximately 50%. This resulted in associated reductions to monthly lease and facility expenses totaling approximately $2,000 leaving a monthly lease and facility liability of approximately $1,400.  We plan to continue to lease these facilities for the foreseeable future.

Colorado Facilities Lease

Our lease for facilities in Golden, at the lease rate of $1,790 per month plus $945 in triple net for a total of $2,735 per month will expire May 30, 2010.  Under agreement with the landlord we plan to vacate the premises by June 15, 2010. While we do not currently conduct operations of any significance in the facility a machine built under contract for us, and held in inventory for sale by us, is housed in this facility and we are engaged in the sale of  this machine as part of our plans to prepare to vacate.

Oregon Manufacturing Facility Lease and Lease Termination

In furtherance of our revised plan of operations focusing on the development of new manufacturing technology for CIGS thin films, and plans to establish manufacturing operations through joint venture license agreements for such new technology, we elected to eliminate our Oregon based facility.  On August 27, 2009, we entered into a lease termination and mutual release of claims with Merix Corporation, an Oregon corporation. Pursuant to the terms of the agreement, the parties agreed to terminate that certain sublease agreement by and between the parties, dated April 1, 2008, related to certain real property described therein which comprised our Oregon based facility (the “Premises”).  Accordingly, we agreed to vacate the Premises on or before September 1, 2009. In connection with the termination of the sublease, we also agreed (a) to sell certain equipment, currently housed on the Premises, to Merix for the amount of $111,620, (b) to allow Merix to complete a full drawdown of that certain $106,000 irrevocable letter of credit issued by Wells Fargo Bank, N.A., at our request, in favor of Merix. The combined amounts of the sale of equipment and draw down to the letter of credit totaling $217,620 were credited to the accrued lease payment liabilities. The remaining accrued lease payment liabilities and contractual term lease obligation were reduced to $456,921 and we issued an unsecured promissory note in favor of Merix in the amount of $456,921. The note accrues interest at 10% per annum. The parties agreed to unconditionally release each other from the obligations imposed by, or related to, the sublease, except for the obligations established by the agreement.  The termination of the sublease eliminates continued monthly operating costs associated with the facility, which we no longer require for our plan of operations, while also reducing our short-term liabilities associated with the lease to zero and reducing our long-term liabilities by approximately sixty-five percent (65%).

Legal Proceedings

In the ordinary conduct of our business, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results except as set forth below.

On September 3, 2009, we received notice of an action filed by Airgas, Corp. in the State of Oregon, Multnomah County, requesting, a) that the court grant the re-possession of certain industrial gas management equipment (the “equipment”) for shipment back to the vendor (we had returned the equipment to the vendor on August 28, 2009), b) that the court grant the vendor unspecified re-stocking and re-shipment fees, or c) the sum of $117,207 plus interest and collection fees for payment for the equipment. Earlier attempts by us to return the equipment were met with demands for re-stocking fees from the vendor. We had refused to pay re-stocking fees. The vendor eventually agreed to the return of the equipment and then subsequently filed its claim. In February 2010, prior to a summary judgment hearing, we elected to negotiate a settlement with Airgas Corp. agreeing to pay $114,641 in 12 equal monthly payments of $9,553 commencing March 1, 2010. No default currently exists under this agreement.

MANAGEMENT

Officers and directors

The following table lists the executive offices and directors of the Company as of April 21, 2010.

Name	Age	Position Held	Tenure
Tom Djokovich	53	CEO, Director, Secretary, and acting Principal Accounting Officer	CEO and Director since October 2003, Secretary and PAO since September 2009
Joseph Grimes	52	President, COO, Director	President since March 2009, COO since April 2006, and as a director Since August 2008
Robert Wendt	47	CTO	Since March 2009
Thomas Anderson	44	Director	Since August 2001
Oz Fundingsland	66	Director	Since November 2007
Michael Russak	62	Director	Since November 2007

The above listed directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, and until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person. There is no family relationship between any of our directors or executive officers.

The directors of the Company will devote such time to the Company’s affairs on an “as needed” basis, but typically less than 20 hours per month. As a result, the actual amount of time which they will devote to the Company’s affairs is unknown and is likely to vary substantially from month to month.

Biographical Information

Mr. Tom Djokovich, age 53, Chief Executive Officer and a Director as of October 2003, acting Principal Accounting Officer as of September 2009;

Mr. Djokovich was the founder and served from 1995 to 2002 as the Chief Executive Officer of Accesspoint Corporation, a vertically integrated provider of electronic transaction processing and e-business solutions for merchants. Under Mr. Djokovich’s guidance, Accesspoint became a member of the Visa/MasterCard association, the national check processing association NACHA, and developed one of the payment industry’s most diverse set of network based transaction processing, business management and CRM systems for both Internet and conventional points of sale. Prior to Accesspoint, Mr. Djokovich founded TMD Construction and Development in 1979. TMD provided management for multimillion-dollar projects incorporating at times hundreds of employees, subcontractors and international material acquisitions for commercial, industrial and custom residential construction services as a licensed building firm in California. In 1995 Mr. Djokovich developed an early Internet based business-to-business ordering system for the construction industry.

Mr. Joseph Grimes, age 52, Chief Operating Officer as of April 2006, a Director as of August 2008, and President as of March 2009;

Mr. Grimes brings to XsunX more than eight years direct experience in thin-film technology and manufacturing. He was most recently Vice President, Defense Solutions, for Envisage Technology Company, where he directed and managed the defense group business development process, acquisition strategies and vision for next generation applications from October 2005 to March 2006. Previously he was Co-Founder, President and CEO of ISERA Group, where he established the company infrastructure and guided five development teams, finally selling the company to Envisage from 1993 to 2005. His direct experience in thin-film technology came with Applied Magnetics Corporation from 1985 to 1993 as manager for thin-film prototype assembly. Mr. Grimes holds a Bachelor’s degree in business economics and environmental studies, and a Master’s in computer modeling and operation research applications, both from the University of California at Santa Barbara.

Mr. Robert Wendt, age 47, Chief Technology Officer as of March 2009;

Mr. Wendt holds a B.S. and M.S. in Metallurgical Engineering and Material Science from the Colorado School of Mines. His responsibility encompasses technical specification of the facilities, equipment, and manufacturing processes for XsunX. Prior to joining XsunX in 2007, Mr. Wendt served at various times as Vice President of Sales, Product Development, and Engineering at Global Solar Energy from May 1996 to 2005. At Global Solar, Mr. Wendt led and directed several areas including copper indium gallium di-selenide (CIGS) technology development, equipment design and integration, facilities design and construction, engineering, production, and operations.

Prior to Global Solar, Mr. Wendt was at ITN with responsibility for the development of thin-film deposition technologies, thin-film PV, and development of charge controller/battery systems for portable solar cell powered systems. Prior to joining ITN, Mr. Wendt spent eight years with Lockheed Marietta Astronautics, Denver Division. While in this position, Mr. Wendt was program manager/principal investigator on over 20 material-based programs. During 1994 and 1995, Mr. Wendt was the technical lead for thin-film PV research at the Denver Division.

Independent Directors

Mr. Thomas Anderson, age 44, became a director of the Company in August 2001;

Mr. Anderson presently works as the Director of Southwest Business Operations for American Capital Energy, a commercial and utility scale solar integrator. He has been with American Capital Energy since October, 2008.  He recently served as Managing Director of the Environmental Science and Engineering Directorate of Qinetiq North America in Los Alamos, New Mexico. He was with Qinetiq North America, formerly Apogen Technologies, from January, 2005, through September, 2008. Mr. Anderson worked for 19 years in the environmental consulting field, providing consulting services in the areas of environmental compliance, characterization and remediation services to Department of Energy, Department of Defense, and industrial clients. He formerly worked as a Senior Environmental Scientist at Concurrent Technologies Corp. from November 2000 to December 2004. He earned his B.S. in Geology from Denison University and his M.S. in Environmental Science and Engineering from Colorado School of Mines.

Mr. Oz Fundingsland as Director, age 66, became a director of the Company in November 2007;

On November 12, 2007, the Company announced the appointment of Mr. Oz Fundingsland as Director, effective November 12, 2007. Mr. Fundingsland brings over forty years of sales, marketing, executive business management, finance, and corporate governance experience to XsunX. His professional and business experience principally originated with his tenure, commencing in 1964, at Applied Magnetics Corp., a disk drive and data storage company. Prior to his retirement from Applied Magnetics in 1994, Mr. Fundingsland served as an Executive Officer and Vice President of Sales and Marketing for 11 years directing sales growth from $50 million to over $550 million. Commencing in 1993 through 2003 Mr. Fundingsland served as a member of the board of directors for the International Disk Drive Equipment Manufacturers Association “IDEMA” where he retired emeritus, and continues to serve as an advisor to the board. For the last 13 years, Mr. Fundingsland has provided consulting services assisting with sales, marketing, and management to a host of companies within the disk drive, optical, software, and LED industries.

Dr. Michael A. Russak as Director, age 62, became a director of the Company in November 2007;

On November 28, 2007, the Company announced the appointment of Dr. Michael A. Russak as a Director, effective November 26, 2007. Dr. Russak is also a member of the Company’s Scientific Advisory Board. Dr. Michael A. Russak currently holds the position of Executive Vice President of Business Development with Intevac, Inc. in Santa Clara, CA.  He has been working as a consultant in the hard disk drive and photovoltaic industries since Jan 2007. He is also currently the Executive Director of IDEMA-U.S. (the hard disk drive industry trade association) and a member of the Board of Directors and Scientific Advisory Board of XsunX, Inc. From 2001 to 2006 he was President and Chief Technical Officer of Komag, Inc., a manufacturer of hard magnetic recording disks for hard disk drive applications. From 1993 to 2001 he was Chief Technical Officer of HMT Technology, Inc. also a manufacturer of magnetic recording disks. From 1985 to 1993 he was a research staff member and program manager in the Research Division of the IBM Corporation. Dr. Russak has over thirty five years of industrial experience progressing from a research scientist to senior executive officer of two public companies. He has expertise in thin film materials and devices for magnetic recording, photovoltaic, solar thermal applications, semiconductor devices as well as glass, glass-ceramic and ceramic materials. He also has over twelve years experience at the executive management level of public companies with significant off shore development and manufacturing functions. He received his B.S. in Ceramic Engineering in 1968 and Ph.D. in Materials Science in 1971, both from Rutgers University in New Brunswick, NJ. During his career, he has been a contributing scientist and program manager at the Grumman Aerospace Corporation, a Research Staff Member and technical manager in the areas of thin film materials and processes at the Research Division of the IBM Corporation at the T.J. Watson Research Laboratories. In 1993, he joined HMT Technology, a manufacturer of thin film disks for magnetic storage, as Vice President of Research and Development. His responsibilities included new product design and introduction. Dr. Russak became Chief Technical Officer of HMT and held that position until 2000 when HMT merged with Komag Inc. Dr. Russak was appointed President and Chief Technical Officer of the combined company. He continued to set technical, operational and business direction for Komag until his retirement at the end of 2006. He has published over 90 technical papers, and holds 23 U.S. patents.

Involvement in certain legal proceedings

In the past ten years, none of the members of the Board of Directors or other executive officers has been involved in any bankruptcy or insolvency proceedings, criminal proceedings, any proceeding involving any possibility of enjoining, barring or suspending members of our Board of Directors or other executive officers from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws or regulations, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.  Further, none of our directors or executive officers have been the subject of, or a party to, any sanction or order of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board committees; audit committee

As of September 30, 2009, the Board was comprised of five directors, three of which are considered independent directors and the Company did not have an audit committee. Further, none of the members of the Board of directors is qualified as a financial expert. We are a development stage company with limited resources and we are actively seeking a qualified financial expert for addition to the Board. The Board will appoint committees as necessary, including an audit committee as resources permit.  In the meantime, the Board serves as the Company’s audit committee utilizing business judgment rules and good faith efforts.

Director qualifications and experience.

The following table identifies some of the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to the Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors reviewed by the Board in evaluating a board candidate.

Experience, Qualification, Skill or Attribute	Djokovich	Grimes	Anderson	Fundingsland	Russak
	x	x	x	x	x
Professional standing in chosen field		x	x		x
Expertise in solar or related industry	x		x	x	x
Expertise in technology or related industry
Potential Audit Committee Financial Expert
Civic and community involvement
Other public company experience	x				x
Diversity by race, gender or culture
Specific skills/knowledge:
-solar industry			x		x
-technology	x	x		x	x
-governance	x	x			x

Section 16(A) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership (“Section 16 Reports”) with the SEC. Reporting Persons are required by the SEC to furnish the Company with copies of all Section 16 Reports they file.  Based on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended September 30, 2009, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with the exception that one report, covering an aggregate of three gift and donation transactions were not timely filed by the chief executive officer with the SEC via Form 4 or via year-end report on Form 5.

Code of ethics

The Board adopted a Code of Ethics policy on January 7, 2008.

Overview

We are a development stage company and we rely on our Board to evaluate compensation and incentive offerings made by the Company as it applies to our executive officers, and efforts to attract and maintain qualified staff. To date, our compensation policy has been conducted on a case by case basis with input from our chief executive officer, and focused on the following three primary areas; (a) salary compensatory with peer group companies and peer position, (b) cash bonuses tied to sales and revenue attainment, and (c) long term equity compensation tied to strategic objectives of establishing solar module manufacturing infrastructure.

In this compensation discussion and analysis, the individuals in the Summary Compensation Table set forth below are referred to as the “named executive officers”. Generally, the types of compensation and benefits provided to the named executive officers may be similar to what we intend to provided to future executive officers. The named executive officers for fiscal 2009 are Tom M. Djokovich, our chief executive officer, Joseph Grimes, our chief operating officer, Jeff Huitt our chief financial officer for portions of the 2009 fiscal year, and Robert Wendt, our chief technical officer.

Executive compensation

The following table sets forth information with respect to compensation earned by our chief executive officer, our former chief financial officer, our chief operating officer, and our chief technical officer (collectively, our “named executive officers”) for the fiscal years ended September 30, 2009, and 2008 respectively.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Tom Djokovich, CEO(1)	2009	165,000	0	0	0	4,800	169,800
	2008	220,000	0	0	0	4,800	224,800

Joe Grimes, COO(2)	2009	157,500	0	0	107,750	4,800	270,050
	2008	210,000	30,000	0	44,600	4,800	289,400

Jeff Huitt, CFO(3)	2009	155,000	0	0	39,000	4,800	198,800
	2008	155,000	0	0	44,600	4,800	204,400

Robert Wendt, CTO(4)	2009	150,000	0	0	107,750	4,800	262,550
	2008	200,000	0	0	44,600	3,600	203,600

(1)
In March 2009 Mr. Djokovich and the Company agreed to the reduction of annual salary from $220,000 to $165,000 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. In addition to Mr. Djokovich’s base compensation the Company also provides Mr. Djokovich with a $400 monthly health insurance allowance.

(2)
In March 2009 Mr. Grimes and the Company agreed to the reduction of annual salary from $210,000 to $157,500 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. In addition to Mr. Grimes’ base compensation the Company also provides Mr. Grimes with a $400 monthly health insurance allowance.  Mr. Grimes’ employment agreement with the Company included a facilities finders and relocation bonus of $30,000 which was fully paid in the year ended September 30, 2008 upon completion of the requirements.

(3)
In March, 2009, as part of our efforts to modify the Company’s plan of operations, the Company and Mr. Huitt agreed to the termination of Mr. Huitt’s employment status as an employee of the Company and annual salary of $155,000 and a $400 monthly health insurance allowance. In March 2009, the Company and Mr. Huitt’s consulting firm, Orion Business Services, LLC, entered into a professional service consulting agreement under which Mr. Huitt would provide financial consulting services to the Company as a consulting chief financial officer. The Company paid $65,625 for these professional consulting services in the fiscal year ended September 30, 2009. Effective September 9, 2009 Orion Business Services, LLC and the Company agreed to the termination of Mr. Huitt’s services in the capacity as chief financial officer of the Company.

(4)
Prior to March 2009 Mr. Wendt held the position of Vice President of Engineering and Product Development and was not an executive officer to the Company. In March 2009 Mr. Wendt was elected to the position of chief technical officer for XsunX. In March 2009 Mr. Wendt and the Company also agreed to the reduction of annual salary from $200,000 to $150,000 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. In February 2010 the Company and Mr. Wendt agreed to an increase from $150,000 to $165,000 for Mr. Wendt’s annual salary. In addition to Mr. Wendt’s base compensation the Company also agreed to provide Mr. Wendt with a $400 monthly health insurance allowance.

No other compensation other than as described above was paid or distributed during the listed fiscal years to the executive officers of the Company.

Grants of plan-based awards table

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the two years ended September 30, 2009, and 2008 respectively.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Aggregate Grant Date Fair Value of Stock and Option Awards ($)

Tom Djokovich, CEO	2009	0	0	0
	2008	0	0	0

Jeff Huitt, CFO	2009	0	0	0
	2008	0	0.46	44,600

Joe Grimes, COO	2009	2,500,000	0.16	68,750
	2008	500,000	0.36	44,600

Robert Wendt, CTO	2009	2,500,000	0.16	68,750
	2008	500,000	0.36	44,600

Outstanding equity awards at fiscal year end table

The following table sets forth the outstanding equity awards with respect our named executive officers for the fiscal year ended September 30, 2009:

OPTION AWARDS						STOCK AWARDS
								Equity	Equity
			Equity					Incentive Plan	Incentive Plan
			Incentive Plan					Awards:	Awards:
		Number of	Awards:				Market	Number of	Market or
	Number of	Securities	Number of			Number of	Value of	Unearned	Payout Value of
	Securities	Underlying	Securities			Shares or	Shares or	Shares, Units	Unearned
	Underlying	Unexercised	Underlying			Units of	Units of	or Other	Shares, Units or
	Unexercised	Unearned	Unexercisable	Option	Option	Stock That	Stock that	Rights That	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Not Vested (#)
Tom Djokovich, CEO	—	—	—	—	—	—	—	—	—
Jeff Huitt, CFO	—	—	—	—	—	—	—	—	—
Joe Grimes, COO	624,999	1,875,001	0	$0.16	4/1/2014	—	—	—	—
	0	500,000	0	$0.36	10/23/2012	—	—	—	—
	400,000	100,000	0	$0.46	1/26/2012	—	—	—	—
	352,000	148,000	0	$0.51	7/19/2011	—	—	—	—
	112,000	0	0	$1.69	4/4/2011	—	—	—	—
Robert Wendt	624,999	1,875,001	0	$0.16	4/1/2014	—	—	—	—
	0	500,000	0	$0.36	10/23/2012	—	—	—	—
	400,000	100,000	0	$0.46	1/26/2012	—	—	—	—

Option exercises

None

 Pension benefits

None

Nonqualified defined contribution and other nonqualified deferred compensation plans

None

Employment agreements and arrangements

Tom M. Djokovich

Mr. Djokovich serves as our chief executive officer, acting principal accounting officer, and a director. We do not have an employment agreement with Mr. Djokovich. He currently works at the discretion of the board of directors as he has since October 2003. His annual base salary compensation for the 2009 period was initially $220,000, and he was provided a $400 per month allowance for use in the payment of medical benefits. In March 2009, Mr. Djokovich and the Company agreed to the reduction of annual salary from $220,000 to $165,000 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. His medical allowance payment was unchanged. His total compensation is based solely on the annual base cash salary and we do not have any equity based, cash bonus, or special compensation agreements or understanding in place with Mr. Djokovich.

Joseph Grimes

On November 6, 2007, we entered into an amended and restated employment agreement with Mr. Joseph Grimes, our chief operating officer. Under the terms of his employment agreement, Mr. Grimes is entitled to a minimum annual base salary of $210,000 (subject to annual review and increase upon the attainment by the Company of a minimum of $5,000,000 in revenue in any calendar year) and is eligible to receive additional compensation in the form of a cash payment bonus upon certain remaining business development attainment goals as follows; a $5,000 cash payment bonus upon the successful implementation of a pilot production line,. Mr. Grimes is also eligible for cash payment bonus subject to attainment by the Company of certain minimum revenues in the course of a calendar year as follows; a $5,000 cash payment bonus upon the attainment by the Company of $5,000,000 in revenue, a $10,000 cash payment bonus upon the attainment by the Company of $10,000,000 in revenue, a $15,000 cash payment bonus upon the attainment by the Company of $15,000,000 in revenue. We also provide Mr. Grimes a $400 monthly allowance for use in payment for health benefits with the balance of such benefits paid by Mr. Grimes. Our employment agreement with Mr. Grimes provides that, in the event that Mr. Grimes employment is terminated by us without good cause, Mr. Grimes will receive a severance payment in the amount equal to 6 months of his annual base salary, payable within 30 days of such termination. Under the employment agreement Mr. Grimes is also subject to confidentiality and non-solicitation provisions which provide that Mr. Grimes will not divulge information or solicit employees for 24 months after termination of his employment.

In March 2009 Mr. Grimes and the Company agreed to the reduction of annual base salary from $210,000 to $157,500 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. In conjunction with agreeing to the reduction in base salary the Company provided Mr. Grimes with a stock option grant to purchase 2,500,000 shares of our common stock, exercisable at $0.16 cents per share.

Jeff Huitt

On January 1, 2007, we entered into an employment agreement with Mr. Jeff Huitt, our former chief financial officer. Under the terms of his employment agreement, Mr. Huitt was initially entitled to a minimum annual base salary of $135,000 which was adjusted to $155,000 in November 2007 after review by the board. We also provide Mr. Huitt a $400 monthly allowance for use in payment for health benefits with the balance of such benefits paid by Mr. Huitt.

In March, 2009, as part of our efforts to modify the Company’s plan of operations, the Company and Mr. Huitt agreed to the termination of Mr. Huitt’s employment status as an employee of the Company and annual salary of $155,000 and a $400 monthly health insurance allowance. In March the Company and Mr. Huitt’s consulting firm, Orion Business Services, LLC, entered into a professional service consulting agreement under which Mr. Huitt would provide financial consulting services to the Company as a consulting chief financial officer. The Company paid $65,625 for these professional consulting services in the fiscal year ended September 30, 2009. Effective September 9, 2009 Orion Business Services, LLC and the Company agreed to the termination of Mr. Huitt’s services in the capacity as chief financial officer of the Company.

Robert Wendt

On January 1, 2007, we entered into an employment agreement with Mr. Robert Wendt, our chief technical officer. Under the terms of his employment agreement, Mr. Wendt was initially entitled to a minimum annual base salary of $150,000 which was adjusted to $200,000 in November 2007 after review by the board. We also provide Mr. Wendt a $300 monthly allowance for use in payment for health benefits with the balance of such benefits paid by Mr. Wendt.

In March 2009 Mr. Wendt and the Company agreed to the reduction of annual salary from $200,000 to $150,000 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. In conjunction with agreeing to the reduction in base salary the Company provided Mr. Wendt with a stock option grant to purchase 2,500,000 shares of our common stock, exercisable at $0.16 cents per share. In February 2010 the Company and Mr. Wendt agreed to an increase from $150,000 to $165,000 for Mr. Wendt’s annual salary.

 Potential payments upon termination or change-in-control

Terms of an amended and restated employment agreement dated November 6, 2007, with Mr. Grimes, our chief operating officer, provide that in the event that Mr. Grimes employment is terminated by us without good cause, Mr. Grimes may receive a severance payment in the amount equal to 6 months of his annual base salary then paid to Mr. Grimes, all payable within 30 days of such termination. Potential cost to the Company could total at minimum $100,000 for the termination of Mr. Grimes subject to the termination without good cause by the Company.

Terms of a two year Key Employee Retention Agreement dated September 1, 2009, with Mr. Robert Wendt, our chief technical officer, provide that in the event that Mr. Wendt’s employment is terminated by the Company without good cause, Mr. Wendt may receive twelve months salary at the then salary rate at time of termination, twelve months Company paid costs for actual costs incurred by Mr. Wendt for medical benefits related to COBRA coverage, and a relocation payment up to $2,500. Potential cost to the Company could total at minimum $179,500 for the termination of Mr. Wendt subject to the termination without good cause by the Company.

Long term incentive plans — awards in last fiscal year

The following table and notes set forth the incentive awards provided to named officers of the Company in 2009 fiscal year.

	Date Issued	Number Issued	Exercise Price	Expiration Date	Consideration
Joseph Grimes (1)	31-March-09	2,500,000	$0.16	1-April-14	As part of an employment incentive agreement related to salary reductions
Robert Wendt (1)	31-March-09	2,500,000	$0.16	1-April-14	As part of an employment incentive agreement related to salary reductions

(1)         The vesting schedule for Mr. Grimes and Mr. Wendt is as follows:

The option shall become exercisable in the following amounts upon the delivery and/or achievement by the optionee(s) of the following employment and performance milestones:

(a)	208,333 shares vested on April 1, 2009 and thereafter 208,333 shall vest per each XsunX fiscal calendar quarter of continuous employment from the date of grant.

(b)
In the event of a sale or merger of all or substantially all of the Company’s assets to an acquiring party following which the Company would not be a surviving operating entity, the Company will provide Optionee a fifteen (15) day prior notice of such proposed event providing for immediate vesting of all remaining unvested Options.

(c)
All remaining unvested Options shall vest and become exercisable upon the assembly and third party validation of a functioning XsunX manufactured solar module producing a 10% frame to frame average DC power conversion rating under standard test conditions (STC), and the subsequent sale and delivery of a solar module manufactured by XsunX meeting similar specifications.

Director Compensation

In the fiscal year ended September 30, 2009, Directors received no additional cash or non cash compensation for their service to the Company as directors.  Outside Directors received an annual retainer fee of $9,000. All Directors were reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

SUMMARY COMPENSATION TABLE OF DIRECTORS

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Tom Djokovich	0	0	0	0	0
Joseph Grimes	0	0	0	0	0
Thomas Anderson	$9,000	0	63,011	0	$72,011
Oz Fundingsland	$9,000	0	59,063	0	$68,063
Dr. Michael Russak	$9,000	0	53,150	0	$62,150

Compensation committee interlocks and insider participation

For the fiscal year ended September 30, 2009 adjustments or additions to new or existing employment agreements were reviewed and deliberated by the five members of the Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of April 29, 2010, with respect to each person known by the Company to own beneficially more than 5% of the Company’s outstanding common stock, each director and officer of the Company and all directors and executive officers of the Company as a group.  The Company has no other class of equity securities outstanding other than common stock.

Shareholders/Beneficial Owners	Number of Shares	Ownership Percentage(1)
Tom Djokovich*(2) President & Director	16,293,000	8.1%
Thomas Anderson* Director	1,500,000	< 1%
Oz Fundingsland* Director	500,000	< 1%
Mike Russak* Director	600,000	< 1%
Joseph Grimes*(3) Chief Operating Officer	2,113,998	< 1%
Robert Wendt*(3) Chief Technical Officer	1,509,998	< 1%
* Individual receives mail at 65 Enterprise, Aliso Viejo, California 92656.

 All directors and executive officers as a group of (6 persons) account for ownership of 22,516,996 shares representing 10.80% of the issued and outstanding common stock. Each principal shareholder has sole investment power and sole voting power over the shares.

(1)
Applicable percentage ownership is based on 208,484,641 shares of common stock issued and outstanding as of April 29, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 29, 2010 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 15,368,000 shares owned by the Djokovich Limited Partnership. Mr. Djokovich shares voting and dispositive power with respect to these shares with Mrs. Djokovich.

(3)	Includes 446,666 warrants/options that may vest and be exercised within 60 days of the date of April 29, 2010.

Certain relationships and related transactions, and director independence

As of the fiscal year ended September 30, 2009, no officer, director, or related person of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through securities holdings, contracts, options or otherwise or any transaction in which the amount involved exceeds the lesser of $120,000 or one percent of the Company's total assets at year end.

The Company has adopted a policy under which any consulting or finder’s fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity can be paid in stock, stock purchase options or in cash. Any such issuance of stock or stock purchase options would be made on an ad hoc basis. Accordingly, the Company is unable to predict whether or in what amount such a stock issuance might be made.

The following directors are independent:  Thomas Anderson, Oz Fundingsland and. Dr. Michael Russak.

The following directors are not independent:  Tom Djokovich and Joseph Grimes.

Promoters

We have not had a promoter at any time during the past five (5) fiscal years.

MARKET PRICE OF AND DIVIDENDS
ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our common stock is currently listed on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “XSNX.OB”. Set forth below is a table summarizing the high and low bid quotations for our common stock during the last two fiscal years and the most recent interim period as reported by Pink OTC Markets Inc.

YEAR 2010	High Bid	Low Bid
2nd Quarter 2010 ended March 31, 2010	$0.19	$0.12
1st Quarter 2010 ended December 31, 2009	$0.26	$0.13
YEAR 2009	High Bid	Low Bid
4th Quarter 2009 ended September 30, 2009	$0.17	$0.10
3rd Quarter 2009 ended June 30, 2009	$0.17	$0.11
2nd Quarter 2009 ended March 31, 2009	$0.19	$0.09
1st Quarter 2009 ended December 31, 2008	$0.28	$0.18

YEAR 2008	High Bid	Low Bid
4th Quarter 2008 ended September 30, 2008	$0.42	$0.26
3rd Quarter 2008 ended June 30, 2008	$0.51	$0.37
2nd Quarter 2008 ended March 31, 2008	$0.74	$0.33
1st Quarter 2008 ended December 31, 2007	$0.55	$0.29

The market price for our common stock, like that of other technology companies, is highly volatile and is subject to fluctuations in response to variations in our operating results, announcements related to technological innovation or business development, or other events and factors. Our stock price may also be affected by broader market trends unrelated to our performance.

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

On April 21, 2010, the last reported sales price of our common stock on the OTCBB was $0.15 per share.

Number of Holders

As of April 29, 2010, there were approximately 288 record holders of the Company’s common stock, not counting shares held in “street name” in brokerage accounts which is unknown. As of April 29, 2010, there were approximately 208,484,641 shares of common stock outstanding.

Dividends

We have not declared or paid any cash dividends on our common stock and do not anticipate paying dividends for the foreseeable future.

Stock option plan

On January 5, 2007, the Board resolved to establish the Company’s 2007 Stock Option Plan to enable the Company to obtain and retain the services of the types of employees, consultants and directors who could contribute to our long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company. Options granted under the Plan may be either Incentive Options or Nonqualified Options and shall be administered by the Board.  Each option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective option agreements may provide. Notwithstanding any other provision of the plan or of any option agreement, each option shall expire on the date specified in the option agreement. A total of 20,000,000 shares of common stock are authorized under the plan.

Stock compensation, issuance of stock purchase options

During the fiscal year ended September 30, 2009, the Board authorized the grant of options to purchase an aggregate 5,350,000 stock options. The stock options are exercisable for a period of five years from the date of grant at an exercise price between $0.16 and $0.36 per share and expire at various times through March 2014.

Employment Option Grants — In connection with the Company’s efforts to develop and commercialize thin film solar manufacturing technology and as part of reductions to salaries, the Company authorized employment option grants to the following employees on in the year ended September 30, 2009. The options have a 5 year exercise terms and vest in conjunction with employment and performance milestones based vesting schedule as described below:

Name	Date of Grant	Amount	Exercise Price	Term
Vanessa Watkins (1)	October 10, 2008	115,000	$0.36	5 yr.
Tyler Anderson	October 10, 2009	100,000	$0.36	5 yr.
Yang Zhuang	October 29, 2009	20,000	$0.36	5 yr.
Vanessa Watkins (2)	March 31, 2009	115,000	$0.16	5 yr.
Joseph Grimes	March 31, 2009	2,500,000	$0.16	5 yr.
Robert G. Wendt	March 31, 2009	2,500,000	$0.16	5 yr.

The vesting schedule for Vanessa Watkins is as follows:

(a)
(1) The option became exercisable in the amount of 38,334 shares on April 6, 2009. Thereafter, the option shall vest and become exercisable at the rate of 38,333 Shares per year of continuous employment.

(2) The option became exercisable in the amount of 38,334 shares on April 1, 2009. Thereafter, the option shall vest and become exercisable at the rate of 38,333 Shares per year of continuous employment.

The vesting schedule for Tyler Anderson is as follows:

(a)
The option became exercisable in the amount of 33,334 shares on May 12, 2009. Thereafter, the option shall vest and become exercisable at the rate of 33,333 Shares per year of continuous employment. As of September 30, 2009 Mr. Anderson no longer worked for the Company and the total grant of 100,000 options was terminated and the options were returned to the pool of available options under the XsunX 2007 Stock option Plan.

The vesting schedule for Yang Zhuang is as follows:

(a)
The option became exercisable in the amount of 6,667 shares on August 18, 2009. Thereafter, the option shall vest and become exercisable at the rate of 6,666 Shares per year of continuous employment. As of September 30, 2009, Mr. Zhuang no longer worked for the Company and the total grant of 20,000 options was terminated and the options were returned to the pool of available options under the XsunX 2007 Stock Option Plan.

The vesting schedule for Mr. Grimes and Mr. Wendt is as follows:

The option became exercisable in the following amounts upon the delivery and/or achievement by the optionee(s) of the following employment and performance milestones:

(a)	208,333 shares vested on April 1, 2009 and thereafter 208,333 shall vest per each XsunX fiscal calendar quarter of continuous employment from the date of grant.

(b)
In the event of a sale or merger of all or substantially all of the Company’s assets to an acquiring party following which the Company would not be a surviving operating entity, the Company will provide optionee a fifteen (15) day prior notice of such proposed event providing for immediate vesting of all remaining unvested options.

(c)
All remaining unvested Options shall vest and become exercisable upon the assembly and third party validation of a functioning XsunX manufactured solar module producing a 10% frame to frame average DC power conversion rating under standard test conditions (STC), and the subsequent sale and delivery of a solar module manufactured by XsunX meeting similar specifications.

Table of equity compensation

The following table sets forth summary information, as of September 30, 2009, concerning securities authorized for issuance under all equity compensation plans and agreements for the fiscal years ended September 30, 2009, and 2008 is as follows:

	2009	2008
Risk free interest rate	1.67% to 2.77%	3.23% to 4.87%
Stock volatility factor	90.56% to 104.73%	53% to 122%
Weighted average expected option life	5 years	5 years
Expected dividend yield	None	None

A summary of the Company’s stock option activity and related information follows:

	2009		2008
		Weighted		Weighted
	Number	average	Number	average
	of	exercise	of	exercise
	Options	price	Options	price
Outstanding, beginning of year	5,750,000	$0.39	1,950,000	$0.46
Granted	5,350,000	$0.17	3,800,000	$0.36
Exercised	-	$-	-	$-
Expired	(920,000)	$0.41	-	$-
Outstanding, end of year	10,180,000	$0.27	5,750,000	$0.39
Exercisable at the end of year	4,927,500	$0.33	2,927,500	$0.40
Weighted average fair value of
options granted during the year		$0.11		$0.28

The weighted average remaining contractual life of options outstanding issued under the plan as of September 30, 2009 was as follows:

			Weighted
			Average
	Stock	Stock	Remaining
Exercisable	Options	Options	Contractual
Prices	Outstanding	Exercisable	Life (years)
$0.46	1,150,000	950,000	2.32 years
$0.53	100,000	100,000	2.40 years
$0.45	100,000	100,000	2.56 years
$0.41	100,000	100,000	2.91 years
$0.36	2,500,000	1,437,500	3.07 years
$0.36	500,000	437,500	3.12 years
$0.36	500,000	437,500	3.16 years
$0.36	115,000	57,501	4.03 years
$0.16	5,115,000	1,307,499	4.50 years
	10,180,000	4,927,500

Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the financial statements of operations during the year ended September 30, 2009, included compensation expense for the stock-based payment awards granted prior to, but not yet vested, as of September 30, 2009 based on the grant date fair value estimated, and compensation expense for the stock-based payment awards granted subsequent to September 30, 2009, based on the grant date fair value estimated. We account for forfeitures as they occur. The stock-based compensation expense recognized in the statement of operations during the fiscal years ended September 30, 2009 and 2008 was $534,518 and $673,287, respectively.

Warrants

During the fiscal year ended September 30, 2009, the Company issued no warrants.  At September 30, 2009, the Company had a total of 4,195,332 warrants to purchase 4,047,332 shares of common stock outstanding.

A summary of the Company’s warrants activity and related information follows:

	2009		2008
		Weighted		Weighted
	Number	average	Number	average
	of	exercise	of	exercise
	Options	price	Options	price
Outstanding, beginning of year	4,195,332	$0.61	15,362,000	$0.22
Granted	-	$-	3,333,332	$0.63
Exercised	-	$-		$-
Expired	-	$-	(14,500,000)	$0.20
Outstanding, end of year	4,195,332	$0.61	4,195,332	$0.61
Exercisable at the end of year	4,047,332	$0.62	4,047,332	$0.61
Weighted average fair value of
warrants granted during the year		$-		$0.63

At September 30, 209, the weighted average remaining contractual life of options outstanding:

			Weighted
			Average
			Remaining
Exercisable	Warrants	Warrants	Contractual
Prices	Outstanding	Exercisable	Life (years)
$1.69	112,000	112,000	1.51 years
$0.51	500,000	352,000	1.80 years
$0.20	250,000	250,000	2.25 years
$0.50	1,666,666	1,666,666	3.09 years
$0.75	1,666,666	1,666,666	3.09 years
	4,195,332	4,047,332

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion and analysis should be read in conjunction with the financial statements, and the notes thereto included herein.  The information contained below includes statements of the Company’s or management’s beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. See “Forward-Looking Statements”. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Prospectus, particularly under the heading “Risk Factors”.

Business Overview

In the fiscal year ended September 30, 2009, we modified our previous business plans which were to directly establish a solar module manufacturing infrastructure. We have re-focused our operations on the development of a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for us to establish a competitive advantage within the solar industry. Our current efforts are focused on developing the combination of highly developed thin film solar processes with state-of-the-art mature magnetic media thin film manufacturing technologies derived from the hard disc drive (HDD) industry in an effort to improve manufacturing output, increase cell efficiency and production yields, and lower costs for the production of high efficiency Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

It is our belief that by leveraging the manufacturing processes from the HDD industry and adapting them to thin-film CIGS solar technologies, we can reduce the cost per watt for solar power to well below $1 per watt, thereby making solar power a viable alternative in the energy field.  Furthermore, it is our belief that our expertise, experience and the proprietary technology we are developing in this area will allow us to seek joint ventures with larger companies thereby generating revenue streams through licensing fees and manufacturing royalties.

Plan of Operations

We have developed a plan of operations based upon three significant management implementations which began in the 2009 fiscal year.  The first is cost-cutting measures, including the closure of the proposed Oregon solar module manufacturing facility which was under assembly, layoff of staff employed under efforts to establish the Oregon facility, and an across the board reduction to salaries, with the intended goal of reducing operating expenses not directly related to the development of new technologies under the Company’s revised plans. The second was a modified sales strategy.  Rather than operate under a direct manufacturing business model, we plan to develop joint-ventures with pre-existing semi-conductor companies that management believes may be capable and prepared to invest in the green energy market.  Lastly, we have re-focused operations on the development of a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for us to establish a competitive advantage within the industry. In furtherance of these efforts we have begun, the development of a hybrid manufacturing system combining certain technologies derived from the magnetic media manufacturing industry with manufacturing techniques for thin film solar to produce high efficiency Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

Our current plan of operations, based upon the aforementioned activities, commits $1.65 million for general, administrative and working capital under a phase one plan necessary to prove and prepare the commercial viability of the new thin film CIGS manufacturing systems we are developing. Once we have completed our initial development efforts and proven the commercial viability of these new manufacturing technologies we plan to launch a phase two plan to establish a pilot production system for marketing and sales efforts, continued process improvement, and general business development efforts related to the commercialization of our proposed new CIGS manufacturing technology.

We may change any or all of the budget categories in the execution of its business attempts. None of the items is to be considered fixed or unchangeable.

Management believes the summary data and audit presented herein is a fair presentation of the Company’s results of operations for the periods presented. Due to our change in primary business focus and new business opportunities these historical results may not necessarily be indicative of results to be expected for any future period. As such, future results of the Company may differ significantly from previous periods.

Results of operations for the fiscal year ended September 30, 2009 compared to fiscal year ended September 30, 2008

Revenue and Cost of Sales:

The Company generated no revenues in the fiscal years ended September 30, 2009, and 2008. There were no associated costs of goods sold in any of the fiscal periods represented above. The Company to date has had minimal revenue and cost of sales, and is still in the development stage.

Selling and Marketing Expenses:

Selling and Marketing (S&M) expenses decreased by ($224,498) during the fiscal year ended September 30, 2009 to $212,700 as compared to  $437,198 for the fiscal year ended September 30, 2008. The decreases in S&M expenses were primarily due to a decrease in branding efforts and investor relations expenses associated with the Company’s efforts to modify its plan of operations.

General and Administrative Expenses:

General and Administrative (G&A) expenses increased by $55,494 during the fiscal year ended September 30, 2009 to $2,745,269 as compared to $2,689,775 for the fiscal year ended September 30, 2008. The increase in G&A expenses were primarily due to the increase in rent and operating expense for the Oregon facilities related to the Company’s prior efforts to establish amorphous silicon solar module manufacturing operations, and accounting expenses related to the Company’s re-audit of the fiscal years ended September 30, 2007, and 2006.

Research and Development:

Research and development expenses increased by $399,474 during the fiscal year ended September 30, 2009 to $358,884 as compared to ($40,590) for the fiscal year ended September 30, 2008. The increase in R&D was due primarily to an increase in contract engineering expenses and laboratory materials related to the Company’s efforts to develop new manufacturing technology for the production of thin film CIGS solar technologies, and because during the fiscal year ended September 30, 2008 the Company had recovered R&D expenses previously incurred.

Net Loss:

For the fiscal year ended September 30, 2009, our net loss was ($10,634,133) as compared to a net loss of ($4,058,952) for the fiscal year ended September 30, 2008.   This increase in Net Loss of $6,575,180 compared to the fiscal year ended September 30, 2008 was primarily driven by the Company’s impairment of certain assets related to the Company’s prior efforts to establish amorphous silicon solar module manufacturing infrastructure. This impairment resulted in an expense of $5,826,990. This represents a total write down to zero for the portion of the Company’s Manufacturing Equipment in Process account that the Company does not anticipate using under its new plan of operations.  The valuation adjustment was the result of an analysis of certain significant unobservable events and the inputs used in determining the amount of the valuation adjustment include the decision to move to new manufacturing technology under efforts to establish a competitive advantage.

Liquidity and Capital Resources

We had working capital at September 30, 2009 of $517,387, as compared to working capital of $3,321,294 as of September 30, 2008. The decrease in working capital of $2,803,907 was the result of an increase in operating expenses, and no revenue producing activities for the fiscal year ended September 30, 2009.

Cash flow used by operating activities was ($2,862,327) for the fiscal year ended September 30, 2009, as compared to cash flow used by operating activities of ($2,695,476) for the fiscal year ended September 30, 2008. The increase in cash flow used of $166,851 by operating activities was primarily due to the increase of $(6,575,181) in operating net loss due to the Company refocusing its operations from solar module manufacturing to focus on development of new thin film solar technology. The majority of the net change in net loss consisted of an increase in asset impairment of $5,611,365, and an increase in write down of inventory asset of $1,117,000.

Cash flow used in investing activities was $(16,174) for the fiscal year ended September 30, 2009, as compared to cash flow used in investing activities of ($4,228,623) during the fiscal year ended September 30, 2008. The decrease in investing activities of $4,212,449, primarily due to the Company’s change in business development focus, whereby, there were no investments in manufacturing equipment and facilities in process, and the purchase of fixed assets decreased by $95,039 Also, the Company had a no notes receivable for the fiscal year ended September 30, 2009.

Cash flow provided by financing activities was $1,020,000 for the fiscal year ended September 30, 2009, as compared to cash provided by financing activities of $7,544,700 during the fiscal year ended September 30, 2008. The decrease in cash flow provided by financing activities of $6,524,700 was the result of a reduction to cash provided through equity financing.

The Company is currently engaged in efforts to develop a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for XsunX to establish a competitive advantage within the solar industry. However the cash flow requirements associated with the completion of these development efforts, and the transition to revenue recognition will exceed cash generated from operations in the current and future periods. We may seek to obtain additional financing from equity and/or debt placements. We have been able to raise capital in a series of equity and debt offerings in the past. While there can be no assurances that we will be able to obtain such additional financing, on terms acceptable to us and at the times required, or at all, we believe that sufficient capital can be raised in the foreseeable future as necessary.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships such as entities often referred to as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance-sheet arrangements or for other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

RESULTS OF OPERATIONS FOR THE THREE-MONTH PERIOD ENDED DECEMBER 31, 2009 COMPARED TO THE SAME PERIOD IN 2008

Revenue:

The Company generated no revenues in the period ended December 31, 2009 and 2008 respectively. Additionally, there was no associated cost of sales.

Selling and Marketing Expenses:

Selling and marketing expenses for the three month period ended December 31, 2009 were $109,993, as compared to $100,535 for the same period in 2008. The increase of $9,458 in selling and marketing expenses between the periods is primarily attributable to increase in public relation expenses relating to increasing the Company’s exposure, and efforts to establish brand awareness under the Company’s revised plan of operations.

General and Administrative Expenses:

General and administrative expenses for the three month period ending December 31, 2009 were $279,024 as compared to $1,007,764 during the same period in 2008.  The decrease of $728,739 was related primarily to closing the Oregon facilities and the reduction of operations at the Company’s Colorado facilities, which decreased overall expenses.

Research and Development:

Research and development for the three month period ended December 31, 2009 were $44,891 as compared to $12,836 during the same period in 2008. The increase of $32,055 was due to efforts related to the development new thin film manufacturing technology under the Company’s revised plan of operations. The Company anticipates that costs associated with the development of new thin film solar manufacturing technologies under its revised plan of operations will continue and may increase in the future as the Company works to complete the development of its new technologies.

Net Loss:

The net loss for the three months ended December 31, 2009 was $(543,144) as compared to a net loss of ($1,239,611) for the same period 2008. The decreased net loss of $696,467 includes the operating expense changes discussed above, and non-cash expense of $23,477 in depreciation.  The Company anticipates the trend of losses to continue in future quarters until the Company can recognize sales of significance of which there is no assurance.

Liquidity and Capital Resources

As of December 31, 2009, we had $176,511 of working capital as compared to $517,387 for the prior period. This decrease of $340,876 was due primarily to a decrease in cash and prepaid expenses.

During the three months ended December 31, 2009, the Company used $(249,753) of cash for operating activities, as compared to cash provided of $2,117,910 for the prior period. The decrease in cash provided of $2,367,663 for operating activities was primarily due to a decrease in accounts payable related primarily to the closure of the Oregon manufacturing facilities.

Cash used by investing activities for the three months ended December 31, 2009 was $(230,000), as compared to cash use of $(3,551,889) for the prior period. The net decrease of cash used in investing activities was primarily due to a decrease in the purchase of manufacturing equipment and facilities in process under the Company’s revised plan of operations.

Cash provided by financing activities for the three months ended December 31, 2009 was $225,000, as compared to $600,000 for the prior period. Our capital needs have primarily been met from the proceeds of private placements, as we are currently in the development stage and had no revenues.

Our financial statements as of December 31, 2009 have been prepared under the assumption that we will continue as a going concern from inception (February 25, 1997) through December 31, 2009. Our independent registered public accounting firm has issued their report dated January 11, 2010 that included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

For the three months ended December 31, 2009, the Company's capital needs have been met from the use of working capital provided by the proceeds of (i) the Company’s working capital and (ii) the sale of unregistered common stock for proceeds totaling $225,000 dollars.

Recent Accounting Pronouncements

In June 2009, the FASB issued guidance under Accounting Standards Codification (“ASC”) Topic 105, “Generally Accepted Accounting Principles” (SFAS No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles). This guidance establishes the FASB ASC as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. SFAS 168 and the ASC are effective for financial statements issued for interim and annual periods ending after September 15, 2009. The ASC supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the ASC has become non-authoritative. Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FSPs, or EITF Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC. We adopted ASC 105 effective for our financial statements issued as of September 30, 2009. The adoption of this guidance did not have an impact on our financial statements but will alter the references to accounting literature within the financial statements.

Transfer Agent

Our transfer agent is Mountain Share Transfer, Inc. located at 1625 Abilene Drive, Broomfield, CO  80020

Indemnification Of Directors And Executive Officers And Limitation On Liability

Our articles of incorporation provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  Termination of any action, suit or proceeding in any manner does not by itself create a presumption that such person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The articles of incorporation also provide that the Company must indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, if such person believed it to be in, or not opposed to, the best interests of the Company.  Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company, unless and only to the extent that the court in which the proceeding was brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws adopt the provisions of the Colorado Revised Statutes 7-3-101 (now C.R.S. 7-109), as amended from time to time, relating to Indemnification and incorporate such provisions by reference as fully as if set forth therein.

The Colorado Revised Statutes 7-109-102 provide that a corporation may indemnify a director who is a party to a proceeding against liability if the director’s conduct was in good faith, the director reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful.  The termination of a proceeding in any manner is not, of itself, determinative that the director did not meet the standard of conduct described in C.R.S. 7-109-102.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in any proceeding where the director is adjudged liable on the basis that the director derived an improper benefit.  Indemnification under C.R.S. 7-109-102 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

C.R.S. 7-109-103 provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding brought against him in his capacity as a director, against reasonable expenses incurred by the director in connection with the proceeding.

C.R.S. 7-109-104 provides that a company may pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the company must pay such costs only upon receipt of a written affirmation of the director’s good faith belief that he met the appropriate standard of conduct, a written undertaking by or on behalf of such person to repay the advance if it is ultimately determined that the director did not meet the standard of conduct, and after a determination is made that indemnification is not precluded.

C.R.S. 7-109-105 provides that unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: If it determines that the director is entitled to mandatory indemnification, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.  If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the appropriate standard of conduct or was adjudged liable under the circumstances, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in connection with a proceeding regarding the right of the corporation or derivation of an improper benefit is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

C.R.S. 7-109-106 provides that a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the appropriate standard of conduct.  A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the required written affirmation and undertaking are received and the determination has been made.

The determinations required by C.R.S. 7-109-106 must be made:

(a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

If a quorum cannot be obtained as contemplated in paragraph (a) above, and a committee cannot be established under paragraph (b) above, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required shall be made:

(a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner described above or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b) By the shareholders.

C.R.S. 7-109-107 provides that an officer is entitled to a mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director.  Also, a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director, or to a greater extent, if not inconsistent with public policy, the corporation’s bylaws, actions of the board of directors or shareholders, or contract.

C.R.S. 7-109-108 provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under another section.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares offered hereby has been opined on for us by Michael Littman, Esq.   Such attorney was not employed for such purpose on a contingent basis, did not receive any interest in XsunX in connection with the offering hereunder, and is not connected in any other way with XsunX or the offering hereunder.

EXPERTS

Our financial statements as of  September 30, 2009 and for the year then ended  included or referred to in this Prospectus have been audited by HJ Associates & Consultants, LLP. Our financial statements as of  September 30, 2008 and for the year then ended  included or referred to in this Prospectus have been audited by Stark Winter Schenkein & Co. LLP.  Both firms are independent registered public accounting firms, and are included in this Prospectus in reliance on these firms as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this Prospectus, reference is made to the registration statement.

Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS OF XSUNX, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
XsunX, Inc. (A Development Stage Company)
Aliso Viejo, California

We have audited the accompanying balance sheet of XsunX, Inc. (a development stage company) as of September 30, 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended and the period from February 25, 1997 (inception) to September 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period from February 25, 1997 (inception) to September 30,2008 were audited by other auditors and our opinion, insofar as it relates to cumulative amounts included for such prior periods, is based solely on the reports of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XsunX, Inc. as of September 30, 2009, and the results of its operations and its cash flows for each of the year ended September 30, 2009 and the period from February 25, 1997 (inception) to September 30, 2009, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assessment of the effectiveness of XsunX, Inc.’s internal control over financial reporting as of September 30, 2009, included in the accompanying managements’ report and, accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not generate significant revenue and has negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ Associates & Consultants, LLP
Salt Lake City, Utah
January 11, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
XsunX, Inc.

We have audited the accompanying balance sheet of XsunX, Inc., as of September 30, 2008 and the related statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XsunX, Inc., at September 30, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 of the financial statements, the Company has an accumulated deficit as of September 30,2008, and needs to raise additional capital to finance its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to this matter are further described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Stark Winter Schenkein & Co. LLP
Denver, Colorado
January 30, 2009

XSUNX, INC.
(A Development Stage Company)
Balance Sheets
	September 30, 2009	September 30, 2008

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$530,717	$2,389,218
Inventory asset	300,000	1,417,000
Prepaid expenses	118,332	11,986

Total Current Assets	949,049	3,818,204

PROPERTY & EQUIPMENT
Office & miscellaneous equipment	51,708	50,010
Machinery & equipment	450,386	435,910
Leasehold improvements	89,825	89,825
	591,919	575,745
Less accumulated depreciation	(378,353)	(299,559)

Net Property & Equipment	213,566	276,186

OTHER ASSETS
Manufacturing equipment in progress	207,219	5,824,630
Security deposit	5,815	5,815

Total Other Assets	213,034	5,830,445

TOTAL ASSETS	$1,375,649	$9,924,835

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$389,293	$425,548
Accrued expenses	24,451	30,957
Credit card payable	17,918	40,405

Total Current Liabilities	431,662	496,910

LONG TERM LIABILITIES
Accrued interest on note payable	4,256	-
Note payable, vendor	456,921	-

Total Long Term Liabilities	461,177	-

TOTAL LIABILITIES	892,839	496,910

SHAREHOLDERS' EQUITY
Preferred stock, $0.01 par value;
50,000,000 authorized preferred shares	-	-
Common stock, no par value;
500,000,000 authorized common shares
196,484,610 and 186,292,437 shares issued and outstanding, respectively	23,767,869	22,613,369
Paid in capital, common stock warrants	3,175,930	2,641,412
Additional paid in capital	5,248,213	5,248,213
Deficit accumulated during the development stage	(31,709,202)	(21,075,069)

TOTAL SHAREHOLDERS' EQUITY	482,810	9,427,925

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,375,649	$9,924,835

The Accompanying Notes are an Integral Part of These Financial Statements

XSUNX, INC.
(A Development Stage Company)
Statements of Operations

			From Inception
			February 25, 1997
	Years Ended		to
	September 30, 2009	September 30, 2008	September 30, 2009

REVENUE	$-	$-	$14,880

OPERATING EXPENSES
Selling, general and administrative, and research and development expense	3,316,853	3,331,683	14,597,953
Stock option and warrant expense	534,518	673,287	3,450,120
Depreciation and amortization expense	127,293	257,222	562,406

TOTAL OPERATING EXPENSES	3,978,664	4,262,192	18,610,479

LOSS FROM OPERATIONS BEFORE OTHER INCOME/(EXPENSE)	(3,978,664)	(4,262,192)	(18,595,599)

OTHER INCOME/(EXPENSES)
Interest income	5,443	176,250	445,493
Impairment of assets	(5,826,990)	(215,625)	(7,031,449)
Legal settlement	-	-	1,100,000
Loan fees	-	-	(7,001,990)
Write down of inventory asset	(1,117,000)	-	(1,117,000)
Forgiveness of debt	287,381	245,000	592,154
Other, non-operating	-	(1,331)	(5,215)
Interest expense	(4,303)	(1,054)	(95,596)

TOTAL OTHER INCOME/(EXPENSES)	(6,655,469)	203,240	(13,113,603)

NET LOSS	$(10,634,133)	$(4,058,952)	$(31,709,202)

BASIC AND DILUTED LOSS PER SHARE	$(0.06)	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	189,455,449	166,998,772

The Accompanying Notes are an Integral Part of These Financial Statements

XSUNX, INC.
(A Development Stage Company)
Statements of Stockholders' Equity
From Inception February 25, 1997 to September 30, 2009

						Deficit
						Accumulated
			Additional	Stock Options/		during the
	Common Stock		Paid-in	Warrants	Treasury Stock	Development
	Shares	Amount	Capital	Paid-in-Capital	Shares	Stage	Total
Balance at February 25, 1997	-	$-	$-	$-	-	$-	$-

Issuance of stock for cash	15,880	217,700	-	-	-	-	217,700
Issuance of stock to Founders	14,110	-	-	-	-	-	-
Issuance of stock for consolidation	445,000	312,106	-	-	-	-	312,106
Net Loss for the year ended September 30, 1997		-	-	-	-	(193,973)	(193,973)
Balance at September 30, 1997	474,990	529,806	-	-	-	(193,973)	335,833

Issuance of stock for services	1,500	30,000	-	-	-	-	30,000
Issuance of stock for cash	50,200	204,000	-	-	-	-	204,000
Consolidation stock cancelled	(60,000)	(50,000)	-	-	-	-	(50,000)
Net Loss for the year ended September 30, 1998	-	-	-	-	-	(799,451)	(799,451)
Balance at September 30, 1998	466,690	713,806	-	-	-	(993,424)	(279,618)

Issuance of stock for cash	151,458	717,113	-	-	-	-	717,113
Issuance of stock for services	135,000	463,500	-	-	-	-	463,500
Net Loss for the year ended September 30, 1999	-	-	-	-	-	(1,482,017)	(1,482,017)
Balance at September 30, 1999	753,148	1,894,419	-	-	-	(2,475,441)	(581,022)

Issuance of stock for cash	15,000	27,000	-	-	-	-	27,000
Net Loss for the year ended September 30, 2000	-	-	-	-	-	(118,369)	(118,369)
Balance at September 30, 2000	768,148	1,921,419	-	-	-	(2,593,810)	(672,391)

Extinguishment of debt	-	337,887	-	-	-	-	337,887
Net Loss for the year ended September 30, 2001	-	-	-	-	-	(32,402)	(32,402)
Balance at September 30, 2001	768,148	2,259,306	-	-	-	(2,626,212)	(366,906)

Net Loss for the year ended September 30, 2002	-	-	-	-	-	(47,297)	(47,297)
Balance at September 30, 2002	768,148	2,259,306	-	-	-	(2,673,509)	(414,203)

Issuance of stock for assets	70,000,000	3	-	-	-	-	3
Issuance of stock for cash	9,000,000	225,450	-	-	-	-	225,450
Issuance of stock for debt	115,000	121,828	-	-	-	-	121,828
Issuance of stock for expenses	115,000	89,939	-	-	-	-	89,939
Issuance of stock for services	31,300,000	125,200	-	-	-	-	125,200
Net Loss for the year ended September 30, 2003	-	-	-	-	-	(145,868)	(145,868)
Balance at September 30, 2003	111,298,148	2,821,726	-	-	-	(2,819,377)	2,349

Issuance of stock for cash	2,737,954	282,670	-	-	-	-	282,670
Warrant expense	-	-	-	825,000	-	375,000	1,200,000
Net Loss for the year ended September 30, 2004	-	-	-	-	-	(1,509,068)	(1,509,068)
Balance at September 30, 2004	114,036,102	3,104,396	-	825,000	-	(3,953,445)	(24,049)

Issuance of stock for cash	6,747,037	531,395	-	-	-	-	531,395
Issuance of stock for services	3,093,500	360,945	-	-	-	-	360,945
Warrant expense	-	-	-	180,000	-	-	180,000
Beneficial conversion	-	-	400,000	-	-	-	400,000
Shares held as collateral for debentures	-	-	-	-	26,798,418	-	-
Net Loss for the year ended September 30, 2005	-	-	-	-	-	(1,980,838)	(1,980,838)
Balance at September 30, 2005	123,876,639	3,996,736	400,000	1,005,000	26,798,418	(5,934,283)	(532,547)

Issuance of stock for services	72,366	31,500	-	-	-	-	31,500
Warrant expense	-	-	-	996,250	-	-	996,250
Beneficial conversion	-	-	5,685,573	-	-	-	5,685,573
Debenture conversion	21,657,895	5,850,000	-	-	-	-	5,850,000
Issuance of stock for interest expense	712,956	241,383	-	-	-	-	241,383
Issuance of stock for warrant conversion	10,850,000	3,171,250	-	-	-	-	3,171,250
Net Loss for the year ended September 30, 2006	-	-	-	-	-	(9,112,988)	(9,112,988)
Balance at September 30, 2006 (restated)	157,169,856	13,290,869	6,085,573	2,001,250	26,798,418	(15,047,271)	6,330,421

The Accompanying Notes are an Integral Part of These Financial Statements

XSUNX, INC.
(A Development Stage Company)
Statements of Stockholders' Equity
From Inception February 25, 1997 to September 30, 2009

						Deficit
						Accumulated
			Additional	Stock Options/		during the
	Common Stock		Paid-in	Warrants	Treasury Stock	Development
	Shares	Amount	Capital	Paid-in-Capital	Shares	Stage	Total

Cancellation of stock for serivces returned	(150,000)	-	-	-	-	-	-
Release of security collateral	-	-	-	-	(26,798,418)	-	-
Issuance of stock for warrants	900,000	135,000	-	-	-	-	135,000
Stock option and warrant expense	-	-	-	772,315	-	-	772,315
Net Loss for the year ended September 30, 2007	-	-	-	-	-	(1,968,846)	(1,968,846)
Balance at September 30, 2007 (restated)	157,919,856	13,425,869	6,085,573	2,773,565	-	(17,016,117)	5,268,890

Fusion Equity common stock purchase	15,347,581	5,200,000	(55,300)	-	-	-	5,144,700
Commiment fees	3,500,000	1,190,000	(1,190,000)	-	-	-	-
Cumorah common stock purchase	8,650,000	2,500,000	-	-	-	-	2,500,000
Wharton settlement	875,000	297,500	(397,500)	-	-	-	(100,000)
MVS warrant cancellation	-	-	805,440	(805,440)	-	-	-
Stock options and warrant expense	-	-	-	673,287	-	-	673,287
Net Loss for the year ended September 30, 2008	-	-	-	-	-	(4,058,952)	(4,058,952)
Balance at September 30, 2008	186,292,437	22,613,369	5,248,213	2,641,412	-	(21,075,069)	9,427,925

Issuance of stock for cash	2,000,000	400,000	-	-	-	-	400,000
Issuance of stock for cash	1,000,000	200,000	-	-	-	-	200,000
Issuance of stock for services	50,000	11,000	-	-	-	-	11,000
Issuance of stock for cash	1,129,483	70,000	-	-	-	-	70,000
Issuance of stock for services	900,000	108,000	-	-	-	-	108,000
Issuance of stock for services	76,976	10,500	-	-	-	-	10,500
Issuance of stock for services	35,714	5,000	-	-	-	-	5,000
Issuance of stock for cash	5,000,000	350,000	-	-	-	-	350,000
Stock compensation expense	-	-	-	534,518	-	-	534,518
Net Loss for the year ended September 30, 2009	-	-	-	-	-	(10,634,133)	(10,634,133)

Balance at September 30, 2009	196,484,610	$23,767,869	$5,248,213	$3,175,930	$-	$(31,709,202)	$482,810

The Accompanying Notes are an Integral Part of These Financial Statements

XSUNX, INC.
(A Development Stage Company)
Statements of Cash Flows

			From Inception
			February 25,1997
	Years Ended		to
	September 30, 2009	September 30, 2008	September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,634,133)	$(4,058,952)	$(31,709,202)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation & amortization	127,293	257,222	562,406
Common stock issued for services and interest	134,500	-	1,964,134
Stock option and warrant expense	534,518	673,287	3,450,120
Beneficial conversion and commitment fees	-	-	5,685,573
Asset impairment	5,826,990	215,625	7,031,449
Write down of inventory asset	1,117,000	-	1,117,000
Gain on settlement of debt	(287,381)	-	(287,381)
Settlement of lease	59,784	-	59,784
Change in Assets and Liabilites
(Increase) Decrease in:
Prepaid expenses	(106,346)	329,771	(118,332)
Inventory asset	-	(1,700,000)	(1,417,000)
Other assets	-	1,638,326	(5,815)
Increase (Decrease) in:
Accounts payable	345,211	16,729	2,439,940
Accrued expenses	(2,250)	(36,951)	28,707
Credit cards payable	22,487	(30,533)	17,918

NET CASH USED IN OPERATING ACTIVITIES	(2,862,327)	(2,695,476)	(11,198,617)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of manufacturing equipment and facilities in process	-	(5,617,410)	(5,824,629)
Payments on note receivable	-	-	(1,500,000)
Receipts on note receivable	-	1,500,000	1,500,000
Purchase of marketable prototype	-	-	(1,780,396)
Purchase of fixed assets	(16,174)	(111,213)	(591,919)

NET CASH USED IN INVESTING ACTIVITIES	(16,174)	(4,228,623)	(8,196,944)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant conversion	-	-	3,306,250
Proceeds from debentures	-	-	5,850,000
Proceeds for issuance of common stock, net	1,020,000	7,544,700	10,770,028

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,020,000	7,544,700	19,926,278

NET INCREASE (DECREASE) IN CASH	(1,858,501)	620,601	530,717

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	2,389,218	1,768,616	-

CASH & CASH EQUIVALENTS, END OF YEAR	$530,717	$2,389,218	$530,717

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$46	$47,217	$119,663
Taxes paid	$-	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
During the fiscal year ended September 30, 2009, the Company agreed upon a settlement of its remaining lease obligation on the Oregon facility, and issued a promissory note in the amount of $456,921. During the year ended September 30, 2008, the Company issued 875,000 shares of common stock for settlement of debt at a fair value of $297,500.

The Accompanying Notes are an Integral Part of These Financial Statements

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

1.	ORGANIZATION AND LINE OF BUSINESS

Organization
XsunX, Inc. (“XsunX,” the “Company” or the “issuer”) is a Colorado corporation formerly known as Sun River Mining Inc. (“Sun River”). The Company was originally incorporated in Colorado on February 25, 1997. Effective September 24, 2003, the Company completed a Plan of Reorganization and Asset Purchase Agreement (the “Plan”).

Line of Business
In the fiscal year ended September 30, 2009 XsunX modified its previous plans to directly establish product manufacturing infrastructure. We have re-focused operations on the development of a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for XsunX to establish a competitive advantage within the industry. Our current efforts are focused on the combination of proven thin film solar processes with state-of-the-art mature magnetic media thin film manufacturing technologies derived from the hard disc drive (HDD) industry to improve manufacturing output, increase cell efficiency and production yields, and lower the costs for the production of high efficiency Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

It is our belief that by leveraging the manufacturing processes from the HDD industry and adapting them to thin-film solar technologies, we can reduce the cost per watt for solar to well below $1 per watt, thereby making solar a viable alternative in the energy field.  Furthermore, it is our belief that our expertise, experience and proprietary technology in this area will allow us to seek joint ventures with larger companies thereby generating revenue streams through licensing fees and manufacturing royalties.

Going Concern
The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets, liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.  The Company does not generate revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion.  The Company has obtained funds from its shareholders since its inception through September 30, 2009. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of XsunX, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Development Stage Activities and Operations
The Company has been in its initial stages of formation and for the fiscal years ended September 30, 2009, and 2008, had no revenues. A development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements.  Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, impairment of assets, commitments and contingencies, and the fair value of stock options. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statements of cash flows, cash and cash equivalents include cash in banks and money markets with an original maturity of three months or less.

Fair Value of Financial Instruments
The Company’s financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of September 30, 2009, and 2008, the Company’s notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

Revenue Recognition
The Company recognizes revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.  To date, only a limited amount of consulting revenue has been earned and the Company is still in the development stage.  The Company’s revenue recognition policy will be re-evaluated in light of the licensing of solar manufacturing technologies in the future.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
Property and equipment are stated at cost, and are depreciated using straight line over its estimated useful lives:

Leasehold improvements	Length of the lease
Computer software and equipment	3 Years
Furniture & fixtures	5 Years
Machinery & equipment	5 Years

The Company capitalizes property and equipment over $500. Property and equipment under $500 are expensed in the year purchased.

Loss per Share
Loss per Share is the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the fiscal years ended September 30, 2009, and 2008, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Advertising
Advertising costs are expensed as incurred. Total advertising costs were $11,340, and $19,894 for the fiscal years ended September 30, 2009, and 2008, respectively.

Research and Development
Research and development costs are expensed as incurred. Total research and development costs were $358,884, and $(40,590) for the fiscal years ended September 30, 2009, and 2008, respectively. In the fiscal year ended September 30, 2008 the Company recovered previous R&D expenses.

Inventory
Inventories are stated at the lower of cost or market, and consist of a marketable production prototype. As of September 30, 2009 and 2008, the value of the inventory was $300,000 and $1,417,000, respectively.

Stock-Based Compensation
Share-based Payment applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are to follow a fair value of those equity instruments. We are required to follow a fair value approach using an option-pricing model, such as the Black Scholes option valuation model, at the date of a stock option grant. The deferred compensation calculated under the fair value method would then be amortized over the respective vesting period of the stock option. This has not had a material impact on our results of operations.

Income Taxes
Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Recent Accounting Pronouncements
In June 2009, the FASB issued guidance under Accounting Standards Codification (“ASC”) Topic 105, “Generally Accepted Accounting Principles” (SFAS No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles). This guidance establishes the FASB ASC as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. SFAS 168 and the ASC are effective for financial statements issued for interim and annual periods ending after September 15, 2009. The ASC supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the ASC has become non-authoritative. Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FSPs, or EITF Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC. We adopted ASC 105 effective for our financial statements issued as of September 30, 2009. The adoption of this guidance did not have an impact on our financial statements but will alter the references to accounting literature within the financial statements.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2009, the FASB issued guidance under Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”. This guidance clarifies how the fair value a liability should be determined. This guidance is effective for the first reporting period after issuance. We will adopt this guidance for our fiscal year ended September 30, 2009. The adoption of this guidance has no material impact on our financial statements

Reclassification
Certain expenses for the fiscal year ended September 30, 2008 were reclassified to conform with the expenses for the fiscal year ended September 30, 2009.

3.	CAPITAL STOCK

At September 30, 2009, the Company’s authorized stock consisted of 500,000,000 shares of common stock, with no par value.  The Company is also authorized to issue 50,000,000 shares of preferred stock with a par value of $0.01 per share.  The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. During the year ended September 30, 2009, the Company issued 3,000,000 shares of common stock issued through a private placement at a price of $0.20 per share for cash of $600,000; 5,000,000 shares of common stock issued at a price of $0.07 per share for cash of $350,000; 1,129,483 shares of common stock issued at a price of $0.062 per share for cash of $70,000; 1,062,690 shares of common stock issued at prices between $0.12 and $0.22 per share for services. During the year ended September 30, 2008, the Company issued 8,650,000 shares of common stock at a price of $0.2890 per share for cash of $2,500,000; 15,347,581 shares of common stock issued at an average price of $0.3388 per share for gross cash proceeds of $5,200,000; 3,500,000 shares of common stock issued at a price of $0.34 per share as part of a  financing commitment fee of $1,190,000; 875,000 shares of common stock issued at a price of $0.34 per share for settlement of a debt.

4.	STOCK OPTIONS AND WARRANTS

The Company adopted a Stock Option Plan for the purposes of granting stock options to its employees and others providing services to the Company, which reserves and sets aside for the granting of Options for Twenty Million (20,000,000) shares of Common Stock.  Options granted under the Plan may be either Incentive Options or Nonqualified Options and shall be administered by the Company's Board of Directors ("Board").  Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide. Notwithstanding any other provision of the Plan or of any Option agreement, each Option shall expire on the date specified in the Option agreement. During the fiscal year ended September 30, 2009, the Company granted 5,350,000 stock options. The stock options are exercisable for a period of five years from the date of grant at an exercise price between $0.16 and $0.36 per share and expire at various times through March 2014.

	2009	2008
Risk free interest rate	1.67% to 2.77%	3.23% to 4.87%
Stock volatility factor	90.56% to 104.73%	53% to 122%
Weighted average expected option life	5 years	5 years
Expected dividend yield	None	None

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

4.	STOCK OPTIONS AND WARRANTS (Continued)

A summary of the Company’s stock option activity and related information follows:

	2009		2008
		Weighted		Weighted
	Number	average	Number	average
	of	exercise	of	exercise
	Options	price	Options	price
Outstanding, beginning of year	5,750,000	$0.39	1,950,000	$0.46
Granted	5,350,000	$0.17	3,800,000	$0.36
Exercised	-	$-	-	$-
Expired	(920,000)	$0.41	-	$-
Outstanding, end of year	10,180,000	$0.27	5,750,000	$0.39
Exercisable at the end of year	4,927,500	$0.33	2,927,500	$0.40
Weighted average fair value of options granted during the year		$0.11		$0.28

The weighted average remaining contractual life of options outstanding issued under the plan as of September 30, 2009 was as follows:

			Weighted
			Average
	Stock	Stock	Remaining
Exercisable	Options	Options	Contractual
Prices	Outstanding	Exercisable	Life (years)
$0.46	1,150,000	950,000	2.32 years
$0.53	100,000	100,000	2.40 years
$0.45	100,000	100,000	2.56 years
$0.41	100,000	100,000	2.91 years
$0.36	2,500,000	1,437,500	3.07 years
$0.36	500,000	437,500	3.12 years
$0.36	500,000	437,500	3.16 years
$0.36	115,000	57,501	4.03 years
$0.16	5,115,000	1,307,499	4.50 years
	10,180,000	4,927,500

Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the financial statements of operations during the fiscal year ended September 30, 2009, included compensation expense for the stock-based payment awards granted prior to, but not yet vested, as of September 30, 2009 based on the grant date fair value estimated, and compensation expense for the stock-based payment awards granted subsequent to September 30, 2009, based on the grant date fair value estimated. We account for forfeitures as they occur. The stock-based compensation expense recognized in the statement of operations during the fiscal years ended September 30, 2009 and 2008 was $534,518 and $673,287, respectively.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

4.	STOCK OPTIONS AND WARRANTS (Continued)

Warrants
A summary of the Company’s warrants activity and related information follows:

	2009		2008
		Weighted		Weighted
	Number	average	Number	average
	of	exercise	of	exercise
	Options	price	Options	price
Outstanding, beginning of year	4,195,332	$0.61	15,362,000	$0.22
Granted	-	$-	3,333,332	$0.63
Exercised	-	$-		$-
Expired	-	$-	(14,500,000)	$0.20
Outstanding, end of year	4,195,332	$0.61	4,195,332	$0.61
Exercisable at the end of year	4,047,332	$0.62	4,047,332	$0.61
Weighted average fair value of
warrants granted during the year		$-		$0.63

At September 30, 2009, the weighted average remaining contractual life of options outstanding:

			Weighted
			Average
			Remaining
Exercisable	Warrants	Warrants	Contractual
Prices	Outstanding	Exercisable	Life (years)
$1.69	112,000	112,000	1.51 years
$0.51	500,000	352,000	1.80 years
$0.20	250,000	250,000	2.25 years
$0.50	1,666,666	1,666,666	3.09 years
$0.75	1,666,666	1,666,666	3.09 years
	4,195,332	4,047,332

5.	INCOME TAXES

The Company files income tax returns in the U.S. Federal jurisdiction, and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2006.

Included in the balance at September 30, 2009, are no tax positions for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility.  Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

The Company's policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the fiscal year ended September 30, 2009, the Company did not recognize interest and penalties.

6.	DEFERRED TAX BENEFIT

At September 30, 2009, the Company had net operating loss carry-forwards of approximately $16,648,000 that may be offset against future taxable income from the year 2010 through 2030. No tax benefit has been reported in the September 30, 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry-forwards may be limited as to use in future years.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

6.	DEFERRED TAX BENEFIT (Continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate of 40% to pretax income from continuing operations for the fiscal year ended September 30, 2009 due to the following:

2009
Book Income	$(4,253,653)
State Income Taxes	-
Nondeductible Stock Compensation	213,807
Other	1,784
NOL Carryover	-
Valuation Allowance	4,038,062
Income Tax Expense	$-

At September 30, 2008, the Company had net operating loss carry forwards of approximately, $6,576,177 for federal income tax purposes. The deferred tax assets of $2,630,471 are composed of the Company’s net operating loss carry forwards of approximately $6,576,177 at the approximate tax effect of 40%. There are no other material deferred tax assets or liabilities of the Company as of September 30, 2008.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of September 30, 2009:

2009
Deferred Tax Assets:
NOL Carryforward	$6,659,187
Depreciation	38,990
Contribution Carryforward	40
Section 179 Expense Carry-Forward	90,686
Deferred Tax Liabilities:	-

Valuation Allowance	(6,788,903)
Net Deferred Tax Asset	$-

7.	IMPAIRMENT OF ASSETS

Manufacturing Equipment in Process
In response to changes within the financial markets and solar industry the Company modified its business development efforts. The change to operation and business development plans required the review and valuation assessment of each of the assets that make up the total under the Company’s Manufacturing Equipment in Process account. The review has resulted in a write down of certain assets related to the Company’s efforts to establish amorphous silicon solar module manufacturing infrastructure that the Company does not anticipate utilizing under its new plan. This impairment resulted in an expense of $5,826,990. This represents a total write down to zero for the portion of the Company’s Manufacturing Equipment in Process account that the Company does not anticipate using under its new plan of operations.  The valuation adjustment was the result of an analysis of certain significant unobservable events and the inputs used in determining the amount of the valuation adjustment include the decision to move to new manufacturing technology under efforts to establish a competitive advantage.  As these assets were not in service, there was no impact to depreciation expense or accumulated depreciation. The non-cash expense for the period ended September 30, 2009 is $209,580. However, there was an impact to the impairment expense recorded for the period.

Inventory Asset for Sale
The Company has engaged in efforts to market and sell a production prototype machine held in inventory for sale. We have engaged in efforts to solicit buyers, but we cannot be assured that a sale of the machine will be finalized in the near term. In an effort to develop alternate methods for the sale of the system the Company is engaged in discussions with interested parties for an arms-length trade of the system for services related to the Company’s efforts to develop new thin film manufacturing techniques for CIGS thin films. As a result of these negotiations utilizing the system as a trade for services, the company reasonably believes that the book value of the marketable prototype should be adjusted to reflect a current fair market valuation of $300,000 representing an average of the trade discussions under way at September 30, 2009. Management also believes that the write down of $1,117,000 to a book value of $300,000 represents the reasonable salvage value for the marketable prototype machine.

 XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

8.	PROMISSORY NOTE

During the fiscal year ended September 30, 2009, the Company converted an accounts payable for accrued facility lease payments to a promissory note in the amount of $456,921 The note accrues interest at 10% per annum. The note, including all principal and interest are due September 1, 2011. The interest expense for the fiscal year ended September 30, 2009 is $4,256. Also, as part of the lease payments the Company returned equipment to the lease holder and recognized a non-cash loss of $59,784.

9.	SETTLEMENT OF DEBT

During the fiscal year ended September 30, 2009, the Company was forgiven an accounts payable liability for equipment and services in the amount of $287,381.

10.	CONCENTRATION OF CREDIT RISK

The Company has a concentration of credit risk for cash by maintaining deposits with banks, which may at a time exceed insured amounts.  The accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 per financial institution. At September 30, 2009, the Company’s uninsured cash deposits were $280,717.

11.	COMMITMENTS AND CONTINGENCIES

California Corporate Office Lease
Effective April 1, 2009 the Company reduced its leased facilities at its Aliso Viejo, CA offices by approximately 50%. This resulted in associated reductions to monthly lease and facility expenses totaling approximately $2,000 leaving a monthly lease and facility liability of approximately $1,400. The Company plans to continue to lease these facilities for the foreseeable future.

Oregon Manufacturing Facility Lease
In furtherance of its revised plan of operations focusing on the development of new manufacturing technology for CIGS thin films and plans to establish manufacturing operations through joint venture license agreements for such new technology the Company elected to eliminate its Oregon based facility.  On August 27, 2009, the Company entered into a lease termination and mutual release of claims with Merix Corporation, an Oregon corporation. Pursuant to the terms of the Agreement, the Parties agreed to terminate that certain sublease agreement by and between the Parties, dated April 1, 2008, related to certain real property described therein which comprised the Company’s Oregon based facility (the “Premises”). Accordingly, the Company agreed to vacate the Premises on or before September 1, 2009. In connection with the termination of the Sublease, the Company also agreed (a) to sell certain equipment, currently housed on the Premises, to Merix for the amount of $111,620, (b) to allow Merix to complete a full drawdown of that certain $106,000 irrevocable letter of credit issued by Wells Fargo Bank, N.A., at the request of the Company, in favor of Merix. The combined amounts of the sale of equipment and draw down to the letter of credit totaling $217,620 were credited to the accrued lease payment liabilities. The remaining accrued lease payment liabilities and contractual term lease obligation were reduced to $456,920.66 and the Company issued an unsecured promissory note in favor of Merix in the amount of $456,920.66. The note accrues interest at 10% per annum. The Parties agreed to unconditionally release each other from the obligations imposed by, or related to, the Sublease, except for the obligations established by the Agreement.  The termination of the Sublease eliminates continued monthly operating costs associated with the facility, which the Company no longer requires for its plan of operations, while also reducing the Company’s short-term liabilities associated with the lease to zero and reducing the Company’s long-term liabilities by approximately sixty-five percent (65%).

Colorado Facilities Lease
On September 30, 2009 the Company extended the lease at its Golden, Colorado facility for an additional six months expiring on March 31, 2010 at the lease rate of $1,790 per month plus $945.00 in triple net for a total of $2,735 per month. While the Company does not currently conduct operations of any significance in the facility a machine built under contract for the Company, and held in inventory for sale by the Company, is housed in this facility and we are engaged in efforts to market and sell this machine. Upon the sale of the machine we do not anticipate continued use of the facility in our operations.

Marketable Production Prototype Machine

An inspection on April 30, 2009 of a production prototype machine built for the Company to prove technology for intended resale by the Company resulted in the determination that the machine continues to fail to meet contractual requirements and on May 4, 2009 XsunX provided the vendor, MVSystems Inc., a notice asserting that MVSystems is in material default of the terms of the agreement for the machine between the parties. No resolution to this notice of default has been agreed to by the parties.

Marketable Production Prototype Sales Tax Dispute
In March 2009 XsunX received notice from the State of Colorado offering determination that sales tax and penalties were due for what the state perceived as a purchase of a machine for use by XsunX rather than as an inventory item that was developed for re-sale.  On April 10, 2009 the Company filed a protest and hearing request disputing the findings of the tax auditor requesting that the total tax liability determination be reversed. As of September 30, 2009 we had not yet received a final determination from the Colorado Department of Revenue and we had a potential contingent liability in the amount of $72,800 for tax on the machine. On November 17, 2009 the Colorado Department of Revenue withdrew and cancelled its assessment of tax liability in total.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

11.	COMMITMENTS AND CONTINGENCIES (Continued)

Manufacturing Facility Production Equipment Dispute
Under the Company’s previous efforts to establish a thin film solar module manufacturing facility the Company had placed an order for certain thin film deposition equipment with a vendor. While the Company worked with the vendor to verify and approve the contractual compliance of certain deliverables associated with $2,500,000 in invoicing received by the Company from the vendor the Company reported this invoice as a liability in its quarterly report for the period ended December 31, 2008 on Form 10Q. We completed our review of the deliverables and the vendor’s compliance with contractual requirements and determined that the deliverables under the invoice did not meet the required contractual specifications. For the period ended March 31, 2009 the Company reversed the $2,500,000 accounts payable liability until such time that the contractual requirements had been met by the vendor. In June the vendor and XsunX proposed terms for the cancellation of the order without further obligation to either party. As of the year ended September 30, 2009 the parties had agreed to terms but had not executed a signed release. The terms did not include or create any current or continuing liabilities for XsunX or the vendor. On December 21, 2009 the parties agreed to the termination of the order and all liabilities associated with the order further providing that neither party would be require to provide continuing services or payment.

Under the Company’s previous efforts to establish a thin film solar module manufacturing facility the Company had placed an order for glass washing systems totaling $523,950 with a vendor. Deposits totaling $130,987.50 were paid to the vendor prior to the cancellation of the order by the Company, and no systems have been delivered. The vendor is claiming that a balance is due prior to shipment in the amount of $408,963 which includes certain accrued interest payments. The Company has cancelled this order and disputes this amount and has instructed the vendor to apply the deposit payment of $130,987.50 towards re-stocking fees as full and final settlement to the account. Invoicing for this item totaling $209,580 remains on the Company’s account payables until such time that a final adjustment can be determined between the parties. In the judgment of management this remaining accounts payable amount of $209,580, if necessary, fairly represents an allowance sufficient to account for adjustments to re-stocking credits.

On September 3, 2009, XsunX received notice of an action filed by a vendor in the State of Oregon, Multnomah County, requesting, a) that the court grant the re-possession of certain industrial gas management equipment (the “equipment”) for shipment back to the vendor (XsunX had returned the equipment to the vendor on August 28, 2009), b) that the court grant the vendor unspecified re-stocking and re-shipment fees, or c) the sum of $117,207.07 plus interest and collection fees for payment for the equipment. The vendor allegations stem from XsunX’s determination that the vendor had modified an order for the equipment previously placed by XsunX without approval by XsunX through the issuance of an authorizing purchase order. Attempts by XsunX to return the equipment were met with demands for re-stocking fees from the vendor. XsunX has refused to pay re-stocking fees for equipment it believes was modified without approval. The vendor agreed to the return of the equipment and then subsequently filed its claim. Since the filing of the claim the vendor has proposed that it provide XsunX with a re-stocking credit leaving approximately $95,000 in re-stocking fees, interest, and collection fees. We dispute this amount and have retained counsel to aggressively defend this matter. As of the date the financial statements were issued the Company is unable to estimate a loss related to this action.

Employment Agreements
On November 6, 2007, we entered into an amended and restated employment agreement with Mr. Joseph Grimes, our chief operating officer. Under the terms of his employment agreement, Mr. Grimes is entitled to a minimum annual base salary of $210,000. In March 2009 Mr. Grimes and the Company agreed to the reduction of annual base salary from $210,000 to $157,500 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. In conjunction with agreeing to the reduction in base salary the Company also provided Mr. Grimes with a stock option grant to purchase 2,500,000 shares of our common stock, exercisable at $0.16 cents per share. In the event that Mr. Grimes employment is terminated by us without good cause, Mr. Grimes may receive a severance payment in the amount equal to 6 months of his annual base salary then paid to Mr. Grimes, all payable within 30 days of such termination. Potential cost to the Company could total at minimum $100,000 for the termination of Mr. Grimes subject to the termination without good cause by the Company.

On January 1, 2007, we entered into an employment agreement with Mr. Robert Wendt, our chief technical officer. Under the terms of his employment agreement, Mr. Wendt was initially entitled to a minimum annual base salary of $150,000 which was adjusted to $200,000 in November 2007 after review by the board. In March 2009 Mr. Wendt and the Company agreed to the reduction of annual salary from $200,000 to $150,000 as part of cost cutting measures approved by the Board of Directors in association with the Company’s efforts to modify its plan of operations. In conjunction with agreeing to the reduction in base salary the Company also provided Mr. Wendt with a stock option grant to purchase 2,500,000 shares of our common stock, exercisable at $0.16 cents per share. In September 2009 the Company agreed to the terms of a two year Key Employee Retention Agreement with Mr. Robert Wendt providing that in the event that Mr. Wendt’s employment is terminated by the Company without good cause, Mr. Wendt may receive twelve months salary at the then salary rate at time of termination, twelve months Company paid costs for actual costs incurred by Mr. Wendt for medical benefits related to COBRA coverage, and a relocation payment up to $2,500. Potential cost to the Company could total at minimum $164,500 for the termination of Mr. Wendt subject to the termination without good cause by the Company.

12.	NOTE RECEIVABLE

On January 1, 2007, XSUNX, Inc. issued a secured, seven year, 10% note to Sencera, LLC in the amount up to $1,500,000. Under the terms, the Company provided Sencera, LLC with $400,000 at the time of signing and $137,500 per month for up to eight months. These funds were to be used to develop technology and obtain licenses in agreement with the Technology Development and License Agreement between Sencera and XsunX, Inc also signed on January 1, 2007. The note may be converted into a membership interest in Sencera, LLP and an extension of the license for a period of three years. The security consists of the license rights, the ability to exercise the conversion and all other rights and remedies provided by law. On September 7, 2007, XsunX initiated the final funding of disbursements under a Promissory Note and Loan Agreement dated January 1, 2007, between XsunX and a private technology development firm. Under the Promissory Note and Loan Agreement XsunX has funded and extended the principal amount of $1,500,000 dollars to the private firm. On June 13, 2008, the Company entered into a separations agreement with Sencera, LLC which resulted in the full repayment of the principal $1,500,000 balance of the note plus accrued interest of approximately $173,251.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and 2008

13.	SUBSEQUENT EVENTS

The following are items management has evaluated as subsequent events through the date the financial statements were issued.

Under the Company’s previous efforts to establish a thin film solar module manufacturing facility the Company had placed an order for certain thin film deposition equipment with a vendor. In June the vendor and XsunX proposed terms for the cancellation of the order without further obligation to either party. On December 21, 2009 the parties agreed to the termination of the order and all liabilities associated with the order further providing that neither party would be require to provide continuing services or payment.

On October 16, 2009, the Company accepted an offer for the sale of 2,556,818 shares of its restricted common stock in a private placement for cash proceeds of $225,000.

On November 16, 2009 the Company issued 53,789 shares of its common restricted stock for services related to marketing and public relations valued at $10,000 dollars.

On December 31, 2009 the Company accepted an offer for the sale of 1,000,000 shares of its restricted common stock in a private placement for cash proceeds of $88,000.

In the fiscal year ended September 30, 2009 XsunX modified its previous plans to directly establish amorphous silicon product manufacturing infrastructure. We have re-focused operations on the development of a cross-industry thin film solar manufacturing concept that we believe provides an opportunity for XsunX to establish a competitive advantage within the industry. In furtherance of these efforts the Company has begun the development of a hybrid manufacturing system combining certain technologies derived from the magnetic media manufacturing industry with manufacturing techniques for thin film solar. The Company has agreed to an estimate of $1,150,000 from a vendor for the cost of this prototype system, and in October 2009 paid an initial $115,000 deposit towards the manufacture of this system. The vendor and the Company are now engaged in efforts to complete the testing and engineering designs necessary to build the system.

In March 2009 XsunX received notice from the State of Colorado offering determination that sales tax and penalties were due for what the state perceived as a purchase of a machine for use by XsunX rather than as an inventory item that was developed for re-sale.  On April 10, 2009 the Company filed a protest and hearing request disputing the findings of the tax auditor requesting that the total tax liability determination be reversed. On November 17, 2009 the Colorado Department of Revenue withdrew and cancelled its assessment of tax liability in total.

XSUNX, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31, 2009	September 30, 2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$275,964	$530,717
Common stock subscription receivable	88,000	-
Inventory asset	300,000	300,000
Prepaid expenses	63,224	118,332

Total Current Assets	727,188	949,049

PROPERTY & EQUIPMENT
Office & miscellaneous equipment	51,708	51,708
Machinery & equipment	450,386	450,386
Leasehold improvements	89,825	89,825
	591,919	591,919
Less accumulated depreciation	(401,830)	(378,353)

Net Property & Equipment	190,089	213,566

OTHER ASSETS
Manufacturing equipment in progress	437,219	207,219
Security deposit	5,815	5,815

Total Other Assets	443,034	213,034

TOTAL ASSETS	$1,360,311	$1,375,649

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$528,091	$389,293
Accrued expenses	15,770	24,451
Credit card payable	6,816	17,918

Total Current Liabilities	550,677	431,662

LONG TERM LIABILITIES
Accrued interest on note payable	15,679	4,256
Note payable, vendor	456,921	456,921

Total Long Term Liabilities	472,600	461,177

TOTAL LIABILITIES	1,023,277	892,839

SHAREHOLDERS' EQUITY
Preferred stock, $0.01 par value;
50,000,000 authorized preferred shares
Common stock, no par value;
500,000,000 authorized common shares
200,095,217 and 196,484,610 shares issued and outstanding, respectively	24,090,869	23,767,869
Paid in capital, common stock warrants	3,250,298	3,175,930
Additional paid in capital	5,248,213	5,248,213
Deficit accumulated during the development stage	(32,252,346)	(31,709,202)

TOTAL SHAREHOLDERS' EQUITY	337,034	482,810

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,360,311	$1,375,649

The accompanying notes are an integral part of these financial statements

XSUNX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

			From Inception
			February 25, 1997
	For the Three Months Ended		through
	December 31, 2009	December 31, 2008	December 31, 2009

REVENUE	$-	$-	$14,880

OPERATING EXPENSES
Selling and marketing expenses	109,993	100,535	1,208,527
General and administrative expenses	279,024	1,007,764	11,072,894
Research and development	44,891	12,836	2,750,440
Stock option and warrant expense	74,368	77,250	3,524,488
Depreciation and amortization expense	23,477	37,052	585,883

TOTAL OPERATING EXPENSES	531,753	1,235,437	19,142,232

LOSS FROM OPERATIONS BEFORE OTHER INCOME/(EXPENSE)	(531,753)	(1,235,437)	(19,127,352)

OTHER INCOME/(EXPENSES)
Interest income	44	3,416	445,537
Impairment of assets	-	-	(7,031,449)
Write down of inventory asset	-	-	(1,117,000)
Legal settlement	-	-	1,100,000
Loan fees	-	-	(7,001,990)
Forgiveness of debt	-	-	592,154
Other, non-operating	-	(7,590)	(5,215)
Interest expense	(11,435)	-	(107,031)

TOTAL OTHER INCOME/(EXPENSES)	(11,391)	(4,174)	(13,124,994)

NET LOSS	$(543,144)	$(1,239,611)	$(32,252,346)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.01)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	198,662,320	188,404,937

The accompanying notes are an integral part of these financial statements

XSUNX, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS' EQUITY

							Deficit
							Accumulated
					Additional	Stock Options/	during the
	Preferred Stock		Common Stock		Paid-in	Warrants	Development
	Shares	Amount	Shares	Amount	Capital	Paid-in-Capital	Stage	Total
Balance at September 30, 2009	-	$-	196,484,610	$23,767,869	$5,248,213	$3,175,930	$(31,709,202)	$482,810

Issuance of common shares in October 2009 for cash (2,556,818 common shares issued at $0.088 per share ) (unaudited)	-	-	2,556,818	225,000	-	-	-	225,000

Issuance of common shares in November 2009 for services (53,789 common shares issued at a fair value of $0.1859 per share) (unaudited)	-	-	53,789	10,000	-	-	-	10,000

Issuance of common shares in December 2009 for subscription receivable (1,000,000 common shares issued at $0.088 per share) (unaudited)	-	-	1,000,000	88,000	-	-	-	88,000

Stock compensation expense (unaudited)	-	-	-	-	-	74,368	-	74,368

Net Loss for the period ended December 31, 2009 (unaudited)	-	-	-	-	-	-	(543,144)	(543,144)

Balance at December 31, 2009 (unaudited)	-	$-	200,095,217	$24,090,869	$5,248,213	$3,250,298	$(32,252,346)	$337,034

The accompanying notes are an integral part of these financial statements

XSUNX, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudted)

			From Inception
			February 25,1997
	For the Three Months Ended		through
	December 31, 2009	December 31, 2008	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(543,144)	$(1,239,611)	$(32,252,346)
Adjustment to reconcile net loss to net cash
used in operating activities
Depreciation & amortization	23,477	37,052	585,883
Common stock issued for services and interest	10,000	11,000	1,974,134
Stock option and warrant expense	74,368	77,250	3,524,488
Beneficial conversion and commitment fees	-	-	5,685,573
Asset impairment	-	-	7,031,449
Write down of inventory asset	-	-	1,117,000
Gain on settlement of debt	-	-	(287,381)
Settlement of lease	-	-	59,784
Change in Assets and Liabilities:
(Increase) Decrease in:
Prepaid expenses	55,108	(26,098)	(63,224)
Inventory held for sale	-	-	(1,417,000)
Other assets	-	-	(5,815)
Increase (Decrease) in:
Accounts payable	127,696	3,235,035	2,567,636
Accrued expenses	2,742	23,282	31,449

NET CASH (USED)/PROVIDED IN OPERATING ACTIVITIES	(249,753)	2,117,910	(11,448,370)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of manufacturing equipment and facilities in process	(230,000)	(3,516,719)	(6,054,629)
Payments on note receivable	-	-	(1,500,000)
Receipts on note receivable	-	-	1,500,000
Purchase of marketable prototype	-	-	(1,780,396)
Purchase of fixed assets	-	(35,170)	(591,919)

NET CASH USED BY INVESTING ACTIVITIES	(230,000)	(3,551,889)	(8,426,944)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant conversion	-	-	3,306,250
Proceeds from debentures	-	-	5,850,000
Proceeds for issuance of common stock, net	225,000	600,000	10,995,028

NET CASH PROVIDED BY FINANCING ACTIVITIES	225,000	600,000	20,151,278

NET INCREASE (DECREASE) IN CASH	(254,753)	(833,979)	275,964

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	530,717	2,389,218	-

CASH & CASH EQUIVALENTS, END OF PERIOD	$275,964	$1,555,240	$275,964

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$12	$-	$119,675
Taxes paid	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
During the three months ended December 31, 2009, the Company issued 1,000,000 shares of common stock for $88,000 for a subscription receivable.

The accompanying notes are an integral part of these financial statements

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements – (Unaudited)
December 31, 2009

1.    Basis of Presentation
The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included.  Operating results for the three months ended December 31, 2009 are not necessarily indicative of the results that may be expected for the year ending September 30, 2010.  For further information refer to the financial statements and footnotes thereto included in the Company's Form 10-K for the year ended September 30, 2009.

Going Concern
The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.  The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion.  The Company has obtained funds from its shareholders since its inception through the three months ended December 31, 2009. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of XsunX, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Development Stage Activities and Operations
The Company has been in its initial stages of formation and for the period ended December 31, 2009, had no revenues. A development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements.  Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, and the fair value of stock options. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statements of cash flows, cash and cash equivalents include cash in banks and money markets with an original maturity of three months or less.

Fair Value of Financial Instruments
The Company’s financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of December 31, 2009, and September 30, 2009, the Company’s notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements – (Unaudited)
December 31, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per Share Calculations
Loss per Share is the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the period ended December 31, 2009 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Revenue Recognition
The Company recognizes revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.  To date the Company has had minimal revenue and is still in the development stage.

Stock-Based Compensation
Share-based Payment applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are to follow a fair value of those equity instruments. We are required to follow a fair value approach using an option-pricing model, such as the Black Scholes option valuation model, at the date of a stock option grant. The deferred compensation calculated under the fair value method would then be amortized over the respective vesting period of the stock option. This has not had a material impact on our results of operations.

3.     CAPITAL STOCK

At December 31, 2009, the Company’s authorized stock consisted of 500,000,000 shares of common stock, with no par value.  The Company is also authorized to issue 50,000,000 shares of preferred stock with a par value of $0.01 per share.  The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. During the three months ended December 31, 2009, the Company issued 2,556,818 shares of common stock at a price of $0.088 per share for cash of $225,000; 1,000,000 shares of common stock issued at a price of $0.088 per share for a subscription receivable of $88,000; 53,789 shares of common stock issued at a price of $0.1859 per share for services at a fair value of $10,000. During the three months ended December 31, 2008, the Company issued 3,000,000 shares of common stock at a price of $0.20 per share for cash of $600,000; 50,000 shares of common stock issued at a price of $0.22 per share for services at fair value of $11,000.

4.     STOCK OPTIONS AND WARRANTS

The Company adopted a Stock Option Plan for the purposes of granting stock options to its employees and others providing services to the Company, which reserves and sets aside for the granting of Options for Twenty Million (20,000,000) shares of Common Stock.  Options granted under the Plan may be either Incentive Options or Nonqualified Options and shall be administered by the Company's Board of Directors ("Board").  Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide. Notwithstanding any other provision of the Plan or of any Option agreement, each Option shall expire on the date specified in the Option agreement. During the period ended December 31, 2009, the Company granted no stock options.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements – (Unaudited)
December 31, 2009

4.     STOCK OPTIONS AND WARRANTS (Continued)

A summary of the Company’s stock option activity and related information follows:

For the period ended
12/31/2009
Weighted
	Number	average
	of	exercise
	Options	price
Outstanding, beginning of the period	10,180,000	$0.27
Granted	-	$-
Exercised	-	$-
Expired	-	$-
Outstanding, end of the period	10,180,000	$0.27
Exercisable at the end of the period	5,410,207	$0.32
Weighted average fair value of options granted during the period		$-

The weighted average remaining contractual life of options outstanding issued under the plan as of December 31, 2009 was as follows:

			Average
	Stock	Stock	Remaining
Exercisable	Options	Options	Contractual
Prices	Outstanding	Exercisable	Life (years)
$0.46	1,150,000	950,000	2.07 years
$0.53	100,000	100,000	2.15 years
$0.45	100,000	100,000	2.31 years
$0.41	100,000	100,000	2.66 years
$0.36	2,500,000	1,415,625	2.82 years
$0.36	500,000	471,875	2.87 years
$0.36	500,000	471,875	2.91 years
$0.36	115,000	67,084	3.78 years
$0.16	5,115,000	1,733,748	4.25 years
	10,180,000	5,410,207

Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the financial statements of operations during the three months ended December 31, 2009, included compensation expense for the stock-based payment awards granted prior to, but not yet vested, as of December 31, 2009 based on the grant date fair value estimated, and compensation expense for the stock-based payment awards granted subsequent to December 31, 2009, based on the grant date fair value estimated. We account for forfeitures as they occur. The stock-based compensation expense recognized in the statement of operations during the three months ended December 31, 2009 and 2008 was $74,368 and $77,250, respectively.

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements – (Unaudited)
December 31, 2009

4.     STOCK OPTIONS AND WARRANTS (Continued)

Warrants

A summary of the Company’s warrants activity and related information follows:

For the period ended
12/31/2009
Weighted
	Number	average
	of	exercise
	Options	price
Outstanding, beginning of the period	4,195,332	$0.61
Granted	-	$-
Exercised	-	$-
Expired	-	$-
Outstanding, end of the period	4,195,332	$0.61
Exercisable at the end of period	4,047,332	$0.64
Weighted average fair value of warrants granted during the period		$-

At December 31, 2009, the weighted average remaining contractual life of warrants outstanding:

			Average
			Remaining
Exercisable	Warrants	Warrants	Contractual
Prices	Outstanding	Exercisable	Life (years)
$1.69	112,000	112,000	1.26 years
$0.51	500,000	352,000	1.55 years
$0.20	250,000	250,000	2.00 years
$0.50	1,666,666	1,666,666	2.84 years
$0.75	1,666,666	1,666,666	2.84 years
	4,195,332	4,047,332

XSUNX, INC.
(A Development Stage Company)
Notes to Financial Statements – (Unaudited)
December 31, 2009

5.     PROMISSORY NOTE

During the year ended September 30, 2009, the Company converted an accounts payable to a promissory note in the amount of $456,921. The note accrues interest at 10% per annum. The note, including all principal and interest, is due September 1, 2011. The interest expense related to this note for the three months ended December 31, 2009 is $11,423.

6.     SUBSEQUENT EVENTS

The following are items management has evaluated as subsequent events through the date the financial statements were issued.

In May 2008 XsunX licensed certain patented and patent-pending technologies from MVSystems, Inc. In April 2009 the Company received notice from MVSystems that one of the patent pending technologies licensed by XsunX, U.S. Patent Application No. 10/905,545 entitled “Stable Three-Terminal and Four Terminal Solar Cells and Solar Cell Panels Using Thin-Film Silicon Technology, had been rejected by the US Patent Office for various deficiencies. In August 2009 MVSystems notified the Company that it had amended its application and re-filed the amended patent application with the U.S Patent Office. On January 22, 2010, the Company received notification from MVSystems that the above referenced patent application had again been rejected by the Untied States Patent Office and that MVSystems had elected to abandon the above referenced patent application. By prior agreement, the Company has assumed all rights of MVS to prosecute or maintain the referenced patent application, and the Company continues to hold related contractual rights and claims against MVSystems, Inc.  The Company's current plan of operations and technology development efforts does not contemplate the use of the above referenced patent application technology.

On January 12, 2010, the Company received $88,000 on a common stock sale receivable for the purchase of 1,000,000 shares of common restricted stock.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about XsunX, Inc. except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

●    except the common stock offered by this Prospectus;

●    in any jurisdiction in which the offer or solicitation is not authorized;

●   in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

●    to any person to whom it is unlawful to make the offer or solicitation; or

●    to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this Prospectus or any accompanying sale does not imply that:

●    there have been no changes in the affairs of XsunX, Inc. after the date of this Prospectus; or

●    the information contained in this Prospectus is correct after the date of this Prospectus.

Until _______ ___, 2010, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.
PROSPECTUS 27,500,000 Shares of Common Stock XSUNX INC. April ___ 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$275
Printing and Engraving Expenses	5,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Miscellaneous	5,000
TOTAL	$45,275

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  Termination of any action, suit or proceeding in any manner does not by itself create a presumption that such person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The articles of incorporation also provide that the Company must indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, if such person believed it to be in, or not opposed to, the best interests of the Company.  Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company, unless and only to the extent that the court in which the proceeding was brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws adopt the provisions of the Colorado Revised Statutes 7-3-101 (now C.R.S. 7-109), as amended from time to time, relating to Indemnification and incorporate such provisions by reference as fully as if set forth therein.

The Colorado Revised Statutes 7-109-102 provide that a corporation may indemnify a director who is a party to a proceeding against liability if the director’s conduct was in good faith, the director reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful.  The termination of a proceeding in any manner is not, of itself, determinative that the director did not meet the standard of conduct described in C.R.S. 7-109-102.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in any proceeding where the director is adjudged liable on the basis that the director derived an improper benefit.  Indemnification under C.R.S. 7-109-102 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

C.R.S. 7-109-103 provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding brought against him in his capacity as a director, against reasonable expenses incurred by the director in connection with the proceeding.

C.R.S. 7-109-104 provides that a company may pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the company must pay such costs only upon receipt of a written affirmation of the director’s good faith belief that he met the appropriate standard of conduct, a written undertaking by or on behalf of such person to repay the advance if it is ultimately determined that the director did not meet the standard of conduct, and after a determination is made that indemnification is not precluded.

C.R.S. 7-109-105 provides that unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: If it determines that the director is entitled to mandatory indemnification, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.  If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the appropriate standard of conduct or was adjudged liable under the circumstances, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in connection with a proceeding regarding the right of the corporation or derivation of an improper benefit is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

C.R.S. 7-109-106 provides that a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the appropriate standard of conduct.  A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the required written affirmation and undertaking are received and the determination has been made.

The determinations required by C.R.S. 7-109-106 must be made:

(a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

If a quorum cannot be obtained as contemplated in paragraph (a) above, and a committee cannot be established under paragraph (b) above, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required shall be made:

(a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner described above or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b) By the shareholders.

C.R.S. 7-109-107 provides that an officer is entitled to a mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director.  Also, a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director, or to a greater extent, if not inconsistent with public policy, the corporation’s bylaws, actions of the board of directors or shareholders, or contract.

C.R.S. 7-109-108 provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under another section.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Except as otherwise noted, all of the following shares were issued and options and warrants granted pursuant to the exemption provided for under Section 4(2) of the Securities Act as a “transaction not involving a public offering”.  No commissions were paid, and no underwriter participated, in connection with any of these transactions. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about the Company to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

Fiscal Year 2008

The following represents a detailed analysis of the 2008 Common stock transactions.

Fusion Capital Transaction

On November 1, 2007, we signed a common stock Purchase Agreement with Fusion Capital Fund II, LLC, an Illinois limited liability Company (“Fusion”) providing for the sale of up to $21 million of common stock to Fusion. Upon signing the agreement, we received $1,000,000 from Fusion as an initial purchase under the $21 million commitment in exchange for 3,333,332 shares of our common stock. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion.  On January 18, 2008, we filed a Form S-1 with the SEC seeking to register 48,650,000 shares related to our financing agreements with Fusion and Cumorah Capital.  The registration was declared effective by the SEC on April 10, 2008.

Cumorah Capital Transaction

On January 16, 2008, Cumorah Capital purchased 8,650,000 shares of the Company’s restricted common stock in a private transaction for total proceeds of $2,500,000.

Wharton Settlement Agreement

On May 30, 2008, XsunX and Wharton whole name entered into a Settlement Agreement pursuant to which XsunX agreed to provide Wharton with 875,000 shares of its common stock. Subject to the fulfillment of the requirements of Rule 144 of the Securities Act, Wharton agreed not to sell or transfer more than 250,000 shares monthly. The Company also agreed to a $100,000 cash payment to be paid in four (4) monthly installments of $25,000 each. As of September 30, 2008, all securities and cash payment required under the Settlement Agreement had been provided to Wharton.

Fiscal Year 2009

 In the fiscal period ended September 30, 2009, there was a placement of our common stock pursuant to the registration statement declared effective by the SEC on April 10, 2008.  Pursuant to such registration statement, we sold 3,000,000 shares of common stock at a price of $0.20 each, for total proceeds of $600,000 to Fusion Capital Fund II, LLC. Pursuant to such registration statement, the Company has sold to Fusion through September 30, 2009, a total of approximately 18,347,581 shares for a total investment of $5,808,723.  These shares were sold at various pricing between $0.405 and $0.20 per share.  The registration statement is currently not available for use for sales to Fusion.

Through private placements, on September 8th and 23, 2009, which were made in reliance upon an exemption from registration under rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, we issued 1,129,483  and then 5,000,000  restricted shares of common stock respectively, as defined in Rule 501(a) of Regulation D as promulgated by the SEC, for gross cash proceeds of $70,000 on September 8, 2009, and gross cash proceeds of $350,000 on September 23, 2009.

Issuance of Shares for Services

For the fiscal period ended September 30, 2009, the Company issued a total of 1,062,690 shares of its restricted common stock in connection with service agreements to provide various marketing, and consulting services to the Company as follows:

In November 2008, the Company issued 50,000 shares of its restricted common stock in connection with a service agreement to provide marketing and financing service to the Company.  The shares were valued at $0.22 per share, the share price on the date the agreement was reached.  The service agreement ended on December 31, 2008.

In August 2009, the Company issued 76,976 shares of its restricted common stock as payment for $10,500 in accrued service fees in connection with a service agreement to provide marketing and public relations services to the Company.  The shares were valued at $0.1364 per share, the average share price between the period May 1, 2009 and August 30, 2009 in which the fees were accrued and services were rendered.

In August 2009, the Company issued 900,000 shares of its restricted common stock in connection with a service agreement to provide marketing and public relations services to the Company.  The shares were valued at $0.12 per share, the share price on the date the agreement was reached.  The service provider has agreed not to sell or transfer the shares prior to September 2010.

In September 2009, the Company issued 35,714 shares of its restricted common stock in connection with a service agreement to provide marketing and financing service to the Company.  Subject to the service agreement the shares were valued at $5,000.

Interim Period Since End of Fiscal 2009

On October 16, 2009, the Company accepted an offer for the sale of 2,556,818 shares of its restricted common stock in a private placement for cash proceeds of $225,000. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.

On November 16, 2009 the Company issued 53,789 shares of its common restricted stock for services related to marketing and public relations valued at $10,000 dollars. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.

On December 31, 2009 the Company accepted an offer for the sale of 1,000,000 shares of its restricted common stock in a private placement for cash proceeds of $88,000. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.

On March 17, 2010 the Company accepted an offer for the sale of 2,000,000 shares of its restricted common stock in a private placement for cash proceeds of $150,000. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.

In March 2010, the Company issued 139,424 shares of its restricted common stock in connection with a service agreement to provide marketing and financing service to the Company.  Subject to the service agreement the shares were valued at $22,500. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.

In March 2010, the Company agreed to issue up to $5,000,000 shares of common stock to LPC pursuant to the Purchase Agreement, 5,000,000 shares of which have been issued. The Company also agreed to issue an additional 2,500,000 shares of common stock to LPC under the Purchase Agreement as Commitment Shares, 1,250,000 of which have been issued. See “Selling Stockholder” herein.

Use of Proceeds from the Sale of Securities

The proceeds from the above sales of securities were and are being used primarily to fund efforts by the Company to develop marketable technologies for the manufacture of thin film solar technologies, and in the day-to-day operations of the Company and to pay the accrued liabilities associated with these operations.

ITEM 16.  EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation (1)

3.2	Bylaws (2)

5.1	Opinion re: Legality (6)

10.1	XsunX Plan of Reorganization and Asset Purchase Agreement, dated September 23, 2003.(3)

10.2	XsunX 2007 Stock Option Plan, dated January 5, 2007.(4)

10.3	MVSystems, Inc. Non-Exclusive License and Cross-License Agreement, dated May 30, 2008.(5)

10.4	Form of Employment Retention agreement between the Company and Robert Wendt, dated September 1, 2009 (9)

10.5	Form of Stock Sale Agreement used in connection with the sale of equity to accredited investors totaling 6,000,000 shares of common stock(9)

10.6	Form of Stock Option Agreement used in connection with the issuance of Options to employees in the fiscal year ended September 30, 2009. (9)

10.7	Lease Termination and Mutual Release of Claims, dated August 27, 2009 between the Company and Merix Corporation(9)

10.8	Promissory Note in the amount of $456,920.66, dated August 27, 2009 between the Company and Merix Corporation(9)

10.9	Form of Professional Services Agreement between Orion and the Company, dated March 9, 2009(9)

10.10	Sencera LLC, Separation Agreement, dated June 13, 2008.(7)

10.11	Lincoln Park Capital Fund, LLC, Stock Purchase Agreement, dated March 30, 2010 (8)

10.12	Lincoln Park Capital Fund, LLC, Registration Rights Agreement, dated March 30, 2010 (8)

23.1	Consent of HJ Associates and Consultants, LLP (6)

23.2	Consent of Stark Winter Schenkein & Co. LLP (6)

23.3	Consent of Michael Littman, Esq. (included in Exhibit 5.1)

(1)              Incorporated by reference to Registration Statement Form 10SB12G #000-29621dated February 18, 2000 and by reference to exhibits included with the Company’s prior Report on Form 8-K/A filed with the Securities and Exchange Commission dated October 29, 2003.

(2)              Incorporated by reference to Registration Statement Form 10SB12G #000-29621 filed with the Securities and Exchange Commission dated February 18, 2000.

(3)              Incorporated by reference to exhibits included with the Company’s prior Report on Form 8-K/A filed with the Securities and Exchange Commission dated October 29, 2003.

(4)              Incorporated by reference to exhibits included with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission dated January 5, 2007.

(5)              Incorporated by reference to exhibits included with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission dated June 6, 2008.

(6)              Provided herewith

(7)              Incorporated by reference to exhibits included with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission dated June 17, 2008.

(8)              Incorporated by reference to exhibits included with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission dated April 1, 2010.

(9)              Incorporated by reference to exhibits included with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 13, 2010.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, state of California, on April 29, 2010.

XSUNX, INC.

By:	/s/ Tom Djokovich
Name:	Tom Djokovich
Title: Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

We, the undersigned directors and officers of XsunX, Inc., do hereby constitute and appoint Tom Djokovich our true and lawful attorneys-in-fact and agent to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable XsunX, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title	Date

/s/ Tom Djokovich	Chief Executive Officer, Principal Executive Officer, Principal Financial and Accounting Officer, and Director	April 29, 2010
Tom Djokovich	(Principal Executive Officer and Principal Accounting Officer)

/s/ Joseph Grimes	President, Chief Operating Officer and Director	April 29, 2010
Joseph Grimes

/s/ Thomas Anderson	Director	April 29, 2010
Thomas Anderson

/s/ Oz Fundingsland	Director	April 29, 2010
Oz Fundingsland

/s/Michael Russak	Director	April 29, 2010
Michael Russak